Report on the 2025 Remuneration Policy and Remuneration paid 2024

eni

Mission

We are an energy company.
13 15 We concretely support a just energy transition,
with the objective of preserving our planet
7 12 and promoting an efficient and sustainable access to energy for all.
Our work is based on passion and innovation,
9 on our unique strengths and skills,
on the equal dignity of each person,
5 10 recognizing diversity as a key value for human development,
on the responsibility, integrity and transparency of our actions.
We believe in the value of long-term partnerships with the Countries
17 and communities where we operate, bringing long-lasting prosperity for all.

Global goals for a sustainable development

The 2030 Agenda for Sustainable Development, presented in September 2015, identifies the 17 Sustainable Development Goals (SDGs) which represent the common targets of sustainable development on the current complex social problems. These goals are an important reference for the international community and Eni in managing activities in those Countries in which it operates.

Eni
Report on the 2025 Remuneration Policy and remuneration paid 2024

Approved by the Board of Directors on March 18, 2025

The Report is available in the "Governance" and "Publications" sections of the Company's website (www.eni.com)

Contents

Letter from the Chairman of the Remuneration Committee



Massimo Belcredi
Chairman of the Remuneration Committee

Dear Shareholders,

for Eni, 2024 was another year of excellent results, achieved in a context of a volatile scenario. Growth and value creation were underpinned by a resilient financial structure and a rigorous investment discipline, as well as by the competitiveness of the company's portfolio of assets that has been developed supported by the innovative satellite model.

Remuneration Policy for 2025

While keeping firm the framework of the Executive Remuneration Policy for the year 2025 concerning the remuneration structure and levels, significant changes have been introduced with regards to certain performance targets and weights - for both the monetary Short-Term Incentive Plan and the equity-based Long-Term Plan. Following and in depth-analysis, the Remuneration Committee proposed the Board such changes in order to better reflect the evolution of the Company's strategic guidelines.

The changes were also dictated by the willingness of the Committee to simplify the incentive plans and make them easier to understand. As a result, the number of KPIs in both plans has been reduced and their weight has been appropriately differentiated. The rationale of the changes introduced was to select appropriate value creation KPIs for shareholders and stakeholders and further align them to the strategic targets announced and to the standard performance metrics in use in the market. In particular, certain metrics linked to production capacity were eliminated while financial leverage indicators were introduced. Consequently, the targets are now more focused on essential economic, financial and equity goals, as well as on environmental sustainability, energy transition and human capital goals, in line with the best practices in the sector.

Shareholder engagement

During 2024, the Remuneration Committee has continued the dialogue with institutional investors and proxy advisors; a practice commenced immediately following its appointment. The Committee intends to continue its fruitful interaction with the market also in 2025, to provide investors with clarification on the executive remuneration matters and gather their feedback to inform eventual future developments in the Remuneration Policy. While respecting the principle of equal information, as well as the regulations applicable to the management and communication of information concerning the Company.

Results in 2024

The Remuneration Committee carried out its proactive and advisory role in implementing the 2024 Remuneration Policy, with the policy reflecting the excellent economic, financial and operating results achieved by Eni in 2024, as well as the progress in implementing its energy transition and decarbonisation strategy.

This implementation in 2024 demonstrated that the Eni Remuneration Policy, through its short and long-term incentive components, supports the achievement of the Company's Strategic Plan and takes into account also its impacts on the environment and on people with a view to aligning it with the interests of all stakeholders over the medium/long-term. In particular, also in 2024 the remuneration of the Chief Executive Officer and General Manager has shown a strong correlation to the value created for shareholders.

Finally, in 2024 the first grant of shares through the Employee Stock Ownership Plan 2024-2026 was executed, benefiting all employees with an excellent participation rate of 96%. This initiative is intended to promote the sense of belonging to the Company for Eni people, supporting their contribution to the company's value creation.

Conclusion

2024 was a particularly intense year for the Committee. For me it is a pleasure and a duty to thank Directors Cristina Sgubin and Raphael Vermeir, who both constantly offered the Committee their hard work, professionalism and experience. Thanks also goes to the Eni managers, for their constant collaboration and support to the Committee's work.

Dear Shareholders, I therefore leave you to read the Report on Eni's 2025 Remuneration Policy and on Remuneration Paid in 2024, trusting in the continuity of your support.

March 12, 2025

Massimo Belcredi
Chairman of the Remuneration Committee

Introduction

This Report on the 2025 Remuneration Policy and on Remuneration Paid 2024 (hereafter, the "Report") was approved by the Board of Directors on March 18, 2025, based on a proposal from the Remuneration Committee, in compliance with current legal and regulatory requirements[1].

The Report is divided into:

Executive Summary

- Executive Summary: provides a summary of the market results (TSR) and the main indicators of environmental sustainability and human capital (accidents, GHG emissions, pay ratio and minimum wages), as well as of the 2025 Remuneration Policy.

Section I - subject to the binding vote of the 2025 Shareholders' Meeting

- Section I: describes the 2025 Remuneration Policy for Directors, Auditors, Chief Operating Officers and Other Managers with Strategic Responsibilities[2], and will be submitted to the Shareholders' Meeting for approval on May 14, 2025 (binding vote), called to approve the annual financial statements at December 31, 2024, in line with the regulations in effect[3]. The section also describes the corporate bodies involved and the procedures used for the adoption, implementation and possible revision of the Policy and the purposes and general principles that also apply to the companies directly and indirectly controlled by Eni[4], with the exclusion of the listed subsidiaries (also jointly controlled).

Section II - subject to the non-binding vote of the 2025 Shareholders' Meeting

- Section II: describes the implementation of the Policy applying in 2024, with the information on the final results and an indication of the remuneration accrued and the equity investments held, in individual form for the Directors, Statutory Auditors and Chief Operating Officers, and in aggregate form, for the other Managers with Strategic Responsibilities. This Section will be subject to a non-binding vote by the 2025 Shareholders' Meeting, in line with current regulations[5].

The text of this Report will be made available to the public no later than twenty one days prior to the date of the Shareholders' Meeting called for the approval of the financial statements for 2024, in line with current regulations[6].

(1) Art.123-ter of Italian Legislative Decree 58/98 (Consolidated Law on Financial Intermediation), as amended by Art. 3 of Legislative Decree 49 of May 10, 2019, and Art. 84-quater of the Consob Issuers Regulation (Resolution no. 11971/99 and subsequent amendments and additions).

(2) Individuals with power and responsibility, directly and indirectly, to plan, direct and control the company, pursuant to Art. 65, par. 1-quater of the Issuers' Regulation, which for Eni are, in addition to the directors and auditors, the permanent participants in the Eni Steering Committee (GM/COO Chief Transition & Financial Officer, the GM/COO Global Natural Resources, the COO Industrial Transformation, the Director Stakeholder Relations & Services, the Director of Corporate Affairs & Governance and the Director Integrated Compliance), the Director of Internal Audit, the Financial Reporting Manager, the Director of Technology, R&D & Digital and the Director of Legal Affairs and Commercial Negotiations (for functions related to commercial negotiations). For more information please see the ECG Policy "Transactions with interests of Directors and Auditors and Transactions with Related Parties", available on the Company's website (www.eni.com).

(3) Art. 123-ter of the Consolidated Law on Financial Intermediation, par. 3-bis and 3-ter.

(4) The remuneration policies of the subsidiaries are determined in respect of the principle of their management autonomy, in particular for companies subject to regulation, as well as in accordance with the provisions of local legislation.

(5) Art. 123-ter of the Consolidated Law on Financial Intermediation, par. 6.

(6) Art. 123-ter of the Consolidated Law on Financial Intermediation, par. 1.

The Report and the informational documents regarding the incentive plans based on financial instruments will be made available at the Company's registered headquarters and on the Company website in the sections "Governance" and "Publications", as well as through the and via the website of the provider of disclosure and storage services for regulated information "1Info" (available at www.1info.it).

As required by law[7], PricewaterhouseCoopers S.p.A., which is in charge of the statutory audit, verified the preparation of the second section of the Report.

(7) Art.123-ter of the Consolidated Law on Financial Information, par. 8-bis.

Executive Summary



CONTENTS

The purpose of the Executive Summary is to provide to the market an overview of the market results (TSR) and the main indicators of environmental sustainability and human capital (accidents, GHG emissions, pay ratio and minimum wages) and an analysis of pay for performance.

The Summary also briefly presents the Remuneration Policy for 2025, the connection with the Eni strategy and the results of the shareholders' vote on the Remuneration Policy and on its implementation in the previous years.

SUMMARY INDICATORS FOR 2024

Total Shareholder Return

TSR: in the 2015-2024 period, Eni delivered a Total Shareholder Return (TSR) of +42.8%, substantially in line with that of the Energy Peer Group[8]. The FTSE MIB produced a Total Shareholder Return of +121.9%, compared to an average of +59.5% for the peer companies' respective benchmark stock market indices[9].

CHART 1 – TOTAL SHAREHOLDER RETURN (ENI VS. PEER GROUP AND BENCHMARK STOCK MARKET INDICES)


121.9
59.5
43.4
42.8 eni
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024
Eni TSR (%)
Ftse Mib TSR (%)
Average TSR - peer stock market indices (%)
Average TSR - peer group (%)

Severity Incident Rate

SIR: in 2024, the numbers associated with the Severity Incident Rate (SIR) were impacted by 6 fatal injuries suffered by contract workers. The values of the Total Recordable Injury Rate (TRIR) rose, as the decrease in hours worked during the year did not see a corresponding reduction in the total number of injuries recorded.

TRIR

CHART 2 – TOTAL RECORDABLE INJURY RATE[a] (TRIR) AND SEVERITY INCIDENT RATE[b] (SIR)


0.49 0.35 0.43 0.40 0.42 0.48 0.49 0.51 0.57 0.67
0.45 0.35 0.33 0.35 0.34 0.36 0.34 0.41 0.40 0.48
54 33 16 45 35 17 8 48 17 70
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024
Severity Incident Rate (SIR)
TRIR (standard operated scope)
TRIR (new CSRD operated scope)[a]

(a) The new CSRD scope utilised considers solely operated assets and does not include, in contrast to the previous standard scope, the contribution from co-operated assets.
(b) Total recordable injuries/hours worked x 1,000,000.
(c) Total recordable injuries weighted for severity/hours worked x 1,000,000.

(8) The Peer Group consists of: BP, Equinor, OMV, Repsol, Shell and TotalEnergies.
(9) Benchmark indices are: Cac 40, FTSE 100, AEX and OBX.

GHG emissions

Net GHG emissions of upstream operated and non-operated equity (Scope 1+2): In 2024, net emissions totalled 6.8 $MtCO_2eq.$, down by around 25% with respect to the final figure for 2023.

CHART 3 – NET GHG EMISSIONS UPSTREAM SCOPE 1 AND 2 EQUITY AND GHG EMISSION INTENSITY SCOPE 1 AND SCOPE 2 UPSTREAM EQUITY



Net Emissions ($MtCO_2eq.$)
Emission Intensity ($tCO_2eq./kboe$)
GHG net emissions Scope 1 and 2 equity
GHG emissions intensity Scope 1 and 2 equity
22.3
21.9
20.6
21.5
21.7
20.3
20.2
15.0
15.0
11.5
11.2
10.0
9.0
6.8
2018
2019
2020
2021
2022
2023
2024(a)

(a) In 2024 the Global Warming Potential (GWP) coefficients for conversion to CO_2 equivalent were updated to the values published by IPCC AR6. The time series has been consistently revised.

Eni Total Remuneration Positioning vs. Peer Group

Total target remuneration of the Eni Chief Executive Officer in 2024 is classified in 12th place with respect to the CEOs of the companies in its Peer Group.

CHART 4 – TOTAL AVERAGE REMUNERATION 2024 (THOUSANDS OF EUROS)[a]



14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
SIEMENS
BASF
vodafone
RioTinto
eni
e.on
RWE
enel
OMV
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19

(a) Policy target indicated in the Remuneration Reports of the companies, converted to euro at the exchange rate at December 29.

Pay for performance

The comparison between the trend of TSR and total CEO/GM remuneration continues to show a high correlation throughout the period from 2015-2024.

CHART 5 – PAY FOR PERFORMANCE ANALYSIS (TSR ENI VS. TOTAL REMUNERATION FOR CEO/GM 2015-2024)



0.0
-9.3
4.6
12.5
12.1
17.3
-15.3
18.9
30.8
66.6
42.8
3,498
3,779
4,420
5,933
5,694
5,090
7,285
7,671
10,113
9,319
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
CEO/GM total remuneration (/,000€)
Eni TSR (%)

CEO/GM pay ratio vs. median employee remuneration

CEO/GM pay ratio vs. median employee remuneration[10]: below reports the pay ratios between the remuneration of the Chief Executive Officer and General Manager and the median remuneration of employees in Italy and globally, calculated in reference to both the fixed remuneration and the total remuneration[11]. A reduction can be seen with respect to 2023, above all for the total remuneration indicator, mainly due to the equity-based Long-Term Incentive granted to the CEO/GM in 2024, in relation to the difference between the price of the share at granting compared to the price at the time of awarding.

TABLE 1 – CEO/GM PAY RATIO VS. MEDIAN EMPLOYEE REMUNERATION

Employees in Italy	2021	2022	2023	**2024**
Ratio between fixed remuneration of the CEO/GM and median fixed remuneration of employees	36	35	35	**34**
Ratio between total remuneration of the CEO/GM and median total remuneration of employees	138	137	172	**157**
Employees in Italy and abroad				
Ratio between fixed remuneration of the CEO/GM and median fixed remuneration of employees	36	35	36	**34**
Ratio between total remuneration of the CEO/GM and median total remuneration of employees	141	140	180	**157**

Gender pay gap

Gender pay gap[12]: below is the gender pay gap relative to fixed and total pay, for equal roles and company seniority in each professional category, in line with the United Nations principle of "equal pay for equal work" (table 2). Pay for women is overall in line with that of men, with insignificant differences and remaining substantially stable over the years.

(10) For more information on the indicator and related methodology, please see the Sustainability Statement within the Annual Report, available on the Company's website (www.eni.com).
(11) Total remuneration includes the variable monetary remuneration components and measured benefits.
(12) As from 2025 this indicator is shown in terms of percentage difference, and not a ratio, between the remuneration of men and that of women, in line with the CSRD standard.

TABLE 2 – GENDER PAY GAP WITH EQUAL ROLES AND SENIORITY

	Fixed remuneration				Total remuneration			
	2021	2022	2023	**2024**	2021	2022	2023	**2024**
Employees in Italy								
Total pay gap (men vs. women)	**0.8%**	**0.8%**	**0.7%**	**0.8%**	**0.5%**	**-0.2%**	**0.3%**	**0.8%**
Senior Manager	2.2%	1.9%	1.9%	**1.4%**	1.9%	0.0%	1.7%	**2.7%**
Middle Manager and Senior Staff	2.4%	1.6%	0.7%	**0.3%**	2.0%	0.6%	-0.1%	**0.0%**
White collars	-1.2%	-1.1%	0.5%	**0.6%**	-1.6%	-2.1%	-0.1%	**0.6%**
Blue collars	3.8%	5.1%	1.6%	**3.0%**	3.8%	4.7%	2.1%	**2.8%**
Employees in Italy and abroad								
Total pay gap (men vs. women)	**1.4%**	**1.7%**	**1.8%**	**1.9%**	**1.1%**	**1.1%**	**1.5%**	**2.1%**
Senior Manager	1.9%	2.2%	2.1%	**1.4%**	1.6%	0.9%	2.5%	**2.3%**
Middle Manager and Senior Staff	2.4%	1.7%	0.7%	**0.7%**	2.1%	1.1%	0.3%	**0.4%**
White collars	0.1%	0.9%	1.5%	**2.0%**	-0.2%	0.3%	1.1%	**2.4%**
Blue collars	3.8%	4.7%	4.5%	**3.9%**	3.7%	4.2%	4.8%	**4.0%**

Below, in table 3, the gender pay gap is show without reference to the position held and company seniority, as well as the country ("raw" pay gap[13]), which shows substantial alignment overall and an increase in 2024 in relation to the acquisition/disposal of foreign companies.

TABLE 3 – RAW GENDER PAY GAP

	Fixed remuneration		Total remuneration	
	2023	**2024**	2023	**2024**
Employees in Italy				
Total pay gap (men vs. women)	**-1.7%**	**-1.5%**	**2.6%**	**2.7%**
Senior Manager	12.6%	**11.6%**	21.2%	**19.5%**
Middle Manager and Senior Staff	3.2%	**3.2%**	2.2%	**2.7%**
White collars	-1.0%	**-0.9%**	-1.2%	**-0.8%**
Blue collars	15.0%	**13.3%**	15.1%	**13.8%**
Employees in Italy and abroad				
Total pay gap (men vs. women)	**-0.5%**	**2.4%**	**3.4%**	**6.8%**
Senior Manager	12.9%	**11.8%**	20.6%	**18.1%**
Middle Manager and Senior Staff	6.6%	**6.8%**	6.7%	**8.7%**
White collars	1.9%	**2.3%**	2.2%	**3.8%**
Blue collars	6.4%	**28.9%**	7.0%	**27.7%**

(13) For more information on the indicator and related methodology, please see the Sustainability Statement within the Annual Report, available on the Company's website (www.eni.com).

Minimum wages

Minimum Wage: for each country in which it operates, Eni's policy remuneration standards are well above the legal/contractual minimums, as well as in the 1st decile[14] of the local remuneration market. We annually check our positioning in terms of remuneration, adopting any necessary corrective actions. The table shows, for the main Countries where Eni is present, a comparison between the Eni 1st decile and the 1st decile of the salary market in the country and between the Eni 1st decile and any minimum wage established by law, both expressed as percentage.

TABLE 4 – MINIMUM WAGES

Country	Ratio of Eni 1st decile to market 1st decile[a]	Ratio of Eni 1st decile to statutory minimum wage[b]		
		women	men	**total**
Italy	● light green	● light green	● light green	● light green
Algeria	● dark blue	● dark blue	● dark blue	● dark blue
Austria	● light blue	● dark blue	● dark blue	● dark blue
Belgium	● light blue	● green	● dark blue	● dark blue
China	● dark blue	● dark blue	● dark blue	● dark blue
Egypt	● dark blue	● dark blue	● dark blue	● dark blue
France	● light blue	● light blue	● green	● green
Germany	● light blue	● green	● green	● green
Ghana	● dark blue	● dark blue	● dark blue	● dark blue
Indonesia	● dark blue	● dark blue	● dark blue	● dark blue
Nigeria	● dark blue	● dark blue	● dark blue	● dark blue
Tunisia	● dark blue	● dark blue	● dark blue	● dark blue
Hungary	● light blue	● green	● green	● green
United Kingdom	● light blue	● green	● green	● green
United States	● dark blue	● dark blue	● dark blue	● dark blue

Key
- ● (dark blue) Eni minimum > 250% of minimum benchmark
- ● (green) Eni minimum between 201% and 250% of minimum benchmark
- ● (light blue) Eni minimum between 151% and 200% of minimum benchmark
- ● (light green) Eni minimum between 110% and 150% of minimum benchmark
- ● (yellow) Eni minimum between 110% and 90% of minimum benchmark
- ● (red) Eni minimum <90% of minimum benchmark

(a) Ratio refers to fixed and variable remuneration of blue collars or white collars for countries where Eni has no blue collars (market data from Korn Ferry)
(b) Minimum salaries as defined by law in the various countries or, if not applicable, in national collective bargaining agreements.

(14) The 1st decile represents market practices above which 90% of remuneration is placed.

2025 REMUNERATION POLICY AND CONNECTION WITH THE BUSINESS MODEL AND STRATEGY

Eni's business model supports the company's commitment to a socially fair energy transition and is aimed at achieving solid financial returns and the creation of long-term value for the main stakeholders, through a strong position throughout the energy value chain: exploration, oil and natural gas exploration and extraction, electricity generation utilising gas and renewable sources, refining oil products, producing biofuels and chemical products from the traditional and bio cycles and developing circular economy processes. In line with that expressed in the corporate mission, Eni works to make, directly or indirectly, a contribution to the achievement of the United Nations Agenda 2030 Sustainable Development Goals (SDG) and is committed to helping to guarantee energy security, utilising its global portfolio and alliances with producer countries.


VALUE CREATION FOR ALL STAKEHOLDERS
Through an integrated presence across the entire energy value chain
CARBON NEUTRALITY BY 2050
ENVIRONMENTAL PROTECTION
VALUE OF OUR PEOPLE
ALLIANCES FOR DEVELOPMENT
SUSTAINABILITY IN THE VALUE CHAIN
STARTEGY AND TARGET
SUSTAINABLE DEVELOPMENT GOALS
INTEGRATED VALUE CHAIN
INDUSTRIAL TRANSFORMATION
GLOBAL NATURAL RESOURCES
TRANSITION BUSINESSES
OUR MISSION
CORPORATE GOVERNANCE
RISK MANAGEMENT
PROPRIETARY TECHNOLOGIES AND BREAKTHROUGH
OPERATIONAL EXCELLENCE
ENERGY SOURCES DIVERSIFICATION
LARGE PORTFOLIO OF OPPORTUNITIES
COMPETITIVE ADVANTAGES
SATELLITE MODEL
FINANCIAL DISCIPLINE

For more information, please see the 2024 Annual Financial Report, available on the Company's website (www.eni.com)

The Remuneration Policy supports the achievement of the goals set in the Company's Strategic Plan by promoting, through a balanced use of performance measures in the short and long-term incentive systems, the alignment of senior management's interests with the priority of creating sustainable value for shareholders over the medium to long-term.
The 2023-2025 Long-Term Equity-based Incentive Plan supports the Strategic Plan guidelines by providing a specific environmental sustainability and energy transition goals, allocating them an overall weight of 35%.

TABLE 5 – OUR GOVERNANCE PRACTICES

WHAT WE DO
• Variable incentive plans linked to measurable and predetermined, financial and non-financial, targets, consistent with the Strategic Plan • Pay mix of executive roles characterized by significant long-term components • Long-term incentive vesting periods of no less than 3 years, and lock-up clauses for equity instruments • Malus and clawback clauses in the event of error, bad faith or serious, intentional violations of laws, regulations or of the Code of Ethics and Company rules • Structured engagement plan to respond to the expectations and feedback of our shareholders

WHAT WE DON'T DO
• No excessive remuneration with respect to national and international market benchmarks • No forms of variable remuneration for non-executive Directors • No extraordinary incentives • No severance package that exceeds the limits set for by labour agreements and applicable law • No benefits of excessive value, limited to healthcare and pension benefits

TABLE 6 – 2025 REMUNERATION POLICY SUMMARY

The 2025 Remuneration Policy for Directors, Statutory Auditors, Chief Operating Officers and Other Managers with Strategic Responsibilities was approved by the Board of Directors on March 18, 2025 and maintained remuneration levels unchanged with respect to the previous Policy.

MARKET REFERENCES

Chief Executive Officer and General Manager (GM):
Remuneration peer group consisting of European companies in the Energy and Utilities sector and other comparable industrial sectors: *Shell, TotalEnergies, BP, Repsol, Equinor, OMV, RWE, Iberdrola, E.ON, ENGIE, Enel, BASF, Bayer, Rio Tinto, Anglo American, Volkswagen, Vodafone, Siemens.*

Direttori Generali e altri Dirigenti con Responsabilità Strategiche (DIRS):
Selected markets within the national and international industrial sector for roles with the same level of responsibility.

FIXED REMUNERATION

PURPOSE AND CONDITIONS	Reward skills, experience and responsibility.
CRITERIA AND PARAMETERS	**CEO**: fixed remuneration of €1,600,000, equal to that for the 2020-2023 term in relation to responsibilities and powers assigned and the continuation of the employment relationship. **MSRs**: fixed remuneration is based on the role assigned, potentially adjusted to median market remuneration level.

SHORT-TERM INCENTIVE PLAN

PURPOSE AND CONDITIONS	Motivate to achieve annual targets in a perspective of medium/long-term sustainability. The Plan is subject to malus/clawback conditions. **2025 targets for CEO:** (Plan targets have been adjusted in line with the evolution of Eni's guidelines and stakeholder interests, as well as best practices in the sector). 1. Economic/financial and equity results: EBT (20%); organic Free Cash Flow (25%); Leverage (20%); 2. Environmental sustainability and human capital: upstream GHG net emissions Scope 1 and Scope 2 equity (20%); Severity Incident Rate (15%). **2025 MSR Targets:** Business and individual targets set on the basis of those assigned to the CEO/GM and the responsibilities assigned to them. **Assessment** • performance scale: 70 - 150 points (target = 100; below 70 points the result is calculated as zero); • minimum incentive threshold: 85 total performance points; • possible application to the CEO's performance score of an adjustment coefficient of 1.1 for operations and/or results of particular strategic significance (with a maximum score of no more than 150 points) or of 0.9 for adverse scenarios and extraordinarily negative economic-financial results (with a minimum score of no less than 85 points).
INCENTIVE CRITERIA AND LEVELS	**CEO incentive level** • Incentive base: 150% of fixed remuneration; • Vested incentive: between 85% and 150% of incentive base, with an annual portion (65%) and deferred portion (35%) subject to three-year results and disbursed in a variable amount between 28% and 230% of the awarded portion. • Annual amount payable: - threshold of 83% of fixed remuneration; - target of 98% of fixed remuneration; - max. 146% of fixed remuneration. • Payable deferred portion: - threshold of 38% of fixed remuneration; - target of 68% of fixed remuneration; - max. 181% of fixed remuneration. **MSRs incentive level** Incentive base: up to a maximum of 100% of fixed remuneration; • Annual amount payable: up to a maximum of 98% of fixed remuneration; • Payable deferred portion: up to a maximum of 121% of fixed remuneration.

LONG-TERM EQUITY-BASED INCENTIVE PLAN 2023-2025

PURPOSE AND CONDITIONS	Encourage long-term value creation for shareholders and sustainability. The Plan is subject to malus/clawback conditions and 50% of the shares granted are restricted for 2 years after the grant date; for the CEO/GM, this is equivalent, in the event of shares granted annually equal to the value of the LTI awarded, to a shareholding objective, achievable within 2 years, of a value equal to 1.5 times the fixed remuneration.
CRITERIA AND PARAMETERS	**No. of shares awarded** DDetermined by the ratio between the monetary value and the price of the award, calculated as the average of the daily prices recorded in the four months before the month in which the Board approves the award. **Three-year targets** (for the 2025 award, Plan targets were adjusted in line with the evolution of Eni's strategies and stakeholder interests, as well as best practices for the sector) 1) 25% Market Target: Total Shareholder Return (relative); 2) 40% Financial and Equity Targets (absolute): 25% Organic Free Cash Flow and 15% Leverage; 3) 35% Environmental Sustainability and Energy Transition Targets (absolute): 20% GHG net emissions upstream Scope 1 and 2 equity and 15% Bio-jet fuel production capacity.

(continued) **CRITERIA AND PARAMETERS**	**Performance measurement over a 3-year period** - Relative parameters: measured against the Peer Group of six European energy companies (Shell, TotalEnergies, BP, Repsol, Equinor and OMV) - Absolute parameters: measured against targets set in the Strategic Plan **No. of shares assigned at the end of the vesting period** Determined as a function of performance over 3 years applying a variable multiplier between 40% (threshold) and 180% (maximum value) of the number of shares attributed.
INCENTIVE LEVEL	CEO: - CValue of awarded shares: up to a max amount equal to 150% of total fixed remuneration. - Value of granted shares: - threshold of 60% of fixed remuneration; - target of 183.75% of fixed remuneration; - maximum 270% of fixed remuneration. MSRs: - Value of awarded shares: depending on the level of the role, up to 75% of fixed remuneration. - Value of granted shares: depending on the level of the role, up to 135% of fixed remuneration. *NB: the monetary values are net of the impact of any changes in the stock price.*

EMPLOYEE STOCK OWNERSHIP PLAN 2024-2026

PURPOSE	Strengthen the sense of belonging for Eni people, participation in growing company value, in line with the interests of shareholders, while also supporting purchasing power.
CRITERIA AND PARAMETERS	The Plan provides for three annual assignments from 2024-2026 and, in particular, for 2024 and 2025, two assignments of Eni shares free of charge for an individual monetary value of €2,000, while for 2026 a co-investment method will be utilised which calls for the assignment of shares free of charge by the company against the purchase of Eni shares by the employee, utilising a 50% matching mechanism up to a maximum of €1,000. Shares will be subject to a three year lock-up clause, for shares assigned free of charge, and a one year lock-up for any shares purchased by employees. For the Chief Executive Officer and General Manager, Chief Operating Officers and Managers with Strategic Responsibilities and Executives participating in the LTI Equity-Based Plan, the assignment of a single symbolic share is envisaged. For more detailed information, including the cost and share capital, please see the Information Document for the Plan[a]

OTHER TREATMENTS

BENEFITS

PURPOSE	Retain managers in the Company
CRITERIA AND PARAMETERS	Benefits, mainly insurance and welfare related, defined in national collective bargaining agreement and in supplementary company level agreements for Executives (including the CEO and MSRs). - Supplementary pension scheme; - Supplementary healthcare scheme; - Insurance; - Car for business and personal use.

PAYMENTS DUE IN THE EVENT OF TERMINATION OF OFFICE OR EMPLOYMENT

PURPOSE	Protect the Company from potential litigation and/or competitive risks associated with terminations without just cause.
TERMINATION INDEMNITY	**CEO:** for the role of CEO: equal to two years of fixed remuneration (in line with Recommendation 2009/385/EC) in the case of early termination of a term or non-renewal, and in cases of dismissal for just cause following an essential reduction of powers. For the role of General Manager: indemnity in the case of consensual termination equal to two years of fixed and short-term remuneration, within the limits of the protections established in the collective bargaining agreement[b] (CCNL). Indemnities are not due in the event of dismissal for "just cause" and resignation not justified by a reduction of delegated powers. **MSRs:** for Managers with Strategic Responsibilities, as for all Eni executives, there are various treatments agreed upon individually based on criteria established by Eni for cases of retirement incentives which take into account the role held and performance, within the limits of the protections established in the same CCNL(b) which call for, in the case of terminations without just cause, a maximum of three years of total actual remuneration, including the notice.
NON-COMPETE AGREEMENT	**CEO:** The continuation of the non-compete agreement already activated by the Board of Directors on March 14, 2019. Agreement Requirements - validity: 18 months; - non-compete constraints: for the Oil & Gas sector, this includes 19 countries, updated to also include companies in the Circular Economy sector. Agreement Payment - fixed component: €1.8 million; - variable component: determined as a function of the average of results for the STI Plan in the previous three years, between €500,000 (performance target) and €1,000,000 (maximum performance). **MSRs:** Only for cases of termination presenting high-competitive risks relating to the nature of the position; payment based on current remuneration levels and the extension of period and commitments undertaken.

(a) Prepared pursuant to Article 114-bis of Legislative Decree 58 of February 24, 1998 and Article 84-bis of the Consob Issuers Regulation (resolution 11971 of May 14, 1999), published on the Company's website in the "Governance/Remuneration" section in compliance with current regulations.
(b) In cases of termination not due to just cause, CCNL protections call for up to a maximum of 36 months of total remuneration (fixed remuneration, variable short and long-term incentives, benefits), including that due by way of notice indemnity, consistent with national regulations (article 2121, Civil Code).

RESULTS OF THE SHAREHOLDERS' VOTE

Sec. I - 2020-2024 Shareholders' Meeting vote on the Policy

On May 15, 2024 the Shareholders' Meeting made a binding vote to approve the 2024 Remuneration Policy, with a vote in favour by 93.39% of total voters and 86.72% of institutional investors.

CHART 6 – RESULTS OF SHAREHOLDERS' VOTE ON ENI REMUNERATION IN 2020-2024 - SECTION I

TOTAL SHAREHOLDERS (% voting)


95.28
3.95
0.77
92.64
5.36
2.00
93.39
6.37
0.24
2020-2023
2023-2026
2024
For
Against
Abstaining

INSTITUTIONAL INVESTORS (% voting)


89.92
8.43
1.65
85.80
10.34
3.86
86.72
12.80
0.48
2020-2023
2023-2026
2024
For
Against
Abstaining

Sec. II - Shareholders' vote on the Implementation of the Policy 2020-2024

On May 15, 2024 the Shareholders' Meeting made a non-binding vote in favour of the second section of this Report, with a vote in favour by 90.20% of total voters and 80.32% of institutional investors.

CHART 7 – 2020-2024 RESULTS OF SHAREHOLDERS' MEETING VOTES ON ENI REMUNERATION - SECTION II

TOTAL SHAREHOLDERS (% voting)



96.23
2.70
1.07
62.17
37.65
0.18
92.81
6.82
0.37
78.33
19.58
2.09
90.20
9.77
0.03
2020
2021
2022
2023
2024
For
Against
Abstaining

INSTITUTIONAL INVESTORS (% voting)



91.95
5.75
2.30
19.90
79,.73
0.37
86.55
12.76
0.69
58.18
37.78
4.04
80.32
19.62
0.06
2020
2021
2022
2023
2024
For
Against
Abstaining

The votes achieved highlight the efficacy of the Remuneration Policy in supporting the corporate strategy and the use of constant and open dialogue with the market.

Section I
2025 Remuneration Policy



CONTENTS

Section I will be submitted for a binding vote by the Shareholders' Meeting on May 14, 2025, called to approve the annual financial statements at December 31, 2024, in line with current regulations. The Policy described in this section has a one-year duration.

This section describes the 2025 Remuneration Policy for Directors, Statutory Auditors, Chief Operating Officers and Other Managers with Strategic Responsibilities. Finally, the section describes the corporate bodies involved and the procedures used for the adoption, implementation and possible revision of the Policy and the purposes and general principles that also apply to the remuneration policies of the companies directly and indirectly controlled by Eni, with the exclusion of the listed subsidiaries (also jointly controlled), directly required to apply the legislation.

MAIN CHANGES IN THE POLICY

The 2025 Remuneration Policy for Directors, Statutory Auditors, Chief Operating Officers and Other Managers with Strategic Responsibilities was approved by the Board of Directors on March 18, 2025 based on a proposal received from the Remuneration Committee and maintains unchanged the remuneration structure and levels of the company's top management. Significant changes have been introduced with regards to certain performance targets and weights - for both the monetary Short-Term Incentive Plan (pg. 31-32) and the equity-based Long-Term Plan (pg. 34-35). Following and in depth-analysis, the Remuneration Committee proposed the Board such changes in order to better reflect the evolution of the Company's strategic guidelines.

The changes were also dictated by the willingness of the Committee to simplify the incentive plans and make them easier to understand. As a result, the number of KPIs in both plans has been reduced and their weight has been appropriately differentiated. The rationale of the changes introduced was to select appropriate value creation KPIs for shareholders and stakeholders and further align them to the strategic targets announced and to the standard performance metrics in use in the market. In particular, certain metrics linked to production capacity were eliminated while financial leverage indicators were introduced. Consequently, the targets are now more focused on essential economic, financial and equity goals, as well as on environmental sustainability, energy transition and human capital goals, in line with the best practices in the sector.

CORPORATE GOVERNANCE

Bodies and parties involved

Compliance of Policy with provisions of law and By-laws

The Remuneration Policy of members of the Eni Board of Directors and Board of Statutory Auditors, as well as Chief Operating Officers and Managers with Strategic Responsibilities, is defined in accordance with the provisions of law and the By-laws, according to which:

- the Shareholders' Meeting determines the remuneration of the Chairman and other members of the Board of Directors and Board of Statutory Auditors, as well as the remuneration of the members of the Board of Statutory Auditors, at the time they are appointed and for the entire duration of their term (Art. 2389 (1) of the Italian Civil Code and Art. 26 of Eni By-Laws, Art. 2402 of the Italian Civil Code);
- the Board of Directors determines the remuneration of the Directors with delegated powers and for participation in Board Committees, after examining the opinion of the Board of Statutory Auditors (Art. 2389 (3) of the Italian Civil Code).

In line with Eni's corporate governance system[15], the Board is responsible for:

- approving the Remuneration Policy described in the first section for members of the Board of Statutory Auditors and Managers with Strategic Responsibilities;
- defining the Company's targets and approving the Company's performance thereby determining the variable remuneration of eligible Directors with delegated powers;
- subject to a proposal of the Chairman in agreement with the Chief Executive Officer, defining the remuneration structure of the Group Head of Internal Audit in accordance with the remuneration policies of the Company, on receipt of a favourable opinion from the Control and Risk Committee and having examined the opinion of the Board of Statutory Auditors.

(15) For more information, please refer to the "Corporate Governance and Shareholdings Structure Report" published in the "Corporate Governance" section of the Company website.

Adhesion to the Corporate Governance Code

In line with the recommendations of the Italian Corporate Governance Code, the Board of Directors is supported, by a Committee of independent Non-Executive Directors (the Remuneration Committee) which makes proposals and provides advice on remuneration issues.

The Remuneration Policy is approved by the Board, acting on a proposal of the Remuneration Committee, and is examined by the Shareholders' Meeting, which is called to express a binding vote with the frequency required by the duration of the Policy, and in any case at least every three years or in the event of changes.

The Board of Directors ensures that the remuneration accrued and paid is consistent with the principles and criteria defined in the Policy, in light of the results achieved and other circumstances relevant to its implementation (Principle XVII of the Corporate Governance Code).

The Shareholders' Meeting is required to express an advisory vote on the second section of the Report, which outlines the remuneration accrued during the reference financial year for Directors, Statutory Auditors, Chief Operating Officers and, in aggregate, the Other Managers with Strategic Responsibilities.

Engagement

Eni promotes dialogue with our shareholders regarding remuneration policies, since we are aware of the importance of achieving a consensus with the same in the process of defining and implementing the Remuneration Policy for Directors and Managers with Strategic Responsibilities, also as recognised by lawmakers when transposing the guidelines contained in the SRD II.

Eni offers its shareholders a number of tools and channels for communication: periodic meetings and conference calls and publication of detailed and complete information on its website ("Remuneration" section[16] on the "Governance" page).

Engagement Plan

In particular, an annual Engagement Plan is established, with the main investors and proxy advisors, to help with proposals of Policies to submit for approval at the Shareholders' Meetings, in line with the Policy for Managing Dialogue with Investors, approved by the Board of Directors. In the context of the Engagement Plan two cycles of meetings are generally planned, in the autumn and spring, with the participation of the Chairman of the Remuneration Committee. The Committee examines and monitors the results of engagement activities, ensuring the Board of Directors is adequately informed on developments with reference to dialogue on remuneration issues.

Eni Remuneration Committee

Composition, appointments and tasks

Composition and role of the Remuneration Committee

Its composition and appointment, remit and operations, in line with the recommendations of the Corporate Governance Code, are governed by specific Rules approved by the Board of Directors and published on the Company website[17].

The Committee is currently composed of three Non-Executive Directors, all of whom meet the definition of independence as set out in Italian law and the Corporate Governance Code and with at least one possessing adequate knowledge and experience of financial matters or remuneration policies, as assessed by the Board at the time of their appointment, as recommended by the Corporate Governance Code[18] (Recommendation no. 26).

Tasks of the Remuneration Committee

The Eni Director of Stakeholder Relations & Services serves as the Committee's Secretary, assisted by the Head of Compensation & Benefits, and supports the Committee and its Chairman in the performance of their activities.

The Committee assists the Board of Directors with preparatory, consultative and advisory functions in accordance with the By-laws and the Corporate Governance Code (Principle XVI and Recommendation no. 25):

(16) https://www.eni.com/en-IT/governance/remuneration.html
(17) The rules of the Remuneration Committee are available in the "Corporate Governance" section of the Company's website.
(18) See press release of May 11, 2023 available on the Company website.

- submits the Report on Remuneration Policy and Remuneration Paid for approval by the Board of Directors;
- prepares proposals or expresses opinions on the remuneration of the Chairman and Chief Executive Officer, as well as the members of internal Board Committees;
- after examining the indications received from the Chief Executive Officer, proposes general criteria for the remuneration of Managers with Strategic Responsibilities;
- proposes annual and long-term incentive plans to the Board, also equity-based, as well as defining performance targets and the final corporate results utilised to determine the incentives for Directors with delegated powers;
- periodically evaluates the adequacy and overall consistency of the Policy adopted;
- examines and monitors the results of the engagement activities in support of Eni Remuneration Policy, within the terms set forth in the engagement policy approved by the Board.

Additionally, in exercising its functions, the Committee provides its opinion on any remuneration transactions eventually required by the current corporate procedure for related party transactions[19]. For the most significant questions examined at its meetings the Committee reports to the Board of Directors at the next possible meeting, as well as at least once every six months, at the Board meeting indicated by the Chairman of the Board of Directors, and no later than the deadlines for the approval of the Annual Report and Interim Report.

Operating procedures

The Committee meets as often as necessary to fulfil its functions, as foreseen in its Rules, usually on the dates established in the annual meeting schedule approved by the Committee itself, and in the presence of at least the majority of its current members. The Chairman of the Committee calls and chairs the meetings; in case of absence or impediment, the meeting is chaired by the oldest attending member. The Committee decides with an absolute majority of those present.
The Committee Secretary is responsible for drawing up the minutes.
Members of the Board of Statutory Auditors and the Magistrate of the Court of Auditors may attend the Committee meetings as well as, if invited by the Chairman of the Committee, the Chairman of the Board of Directors and/or the Chief Executive Officer, and, if agreed upon with the Chairman of the Board of Directors, other Directors. No Director with powers shall participate in Committee meetings at which proposals are developed for the Board regarding their own remuneration (Recommendation no. 26). Moreover, upon invitation of the Chairman of the Committee, and having informed the Chief Executive Officer, other members of the Company structure, for their own competence, may be invited to participate in the meeting on specific items of the agenda. The provisions applicable to the composition of the Committee shall remain applicable where the Committee is called upon to perform the duties required under the procedure for related-party transactions adopted by the Company.
The Committee has the right to access information and Company functions as necessary to perform its duties, and to make use of external independent consultants, within the terms of the Rules and the limits of the budget set by the Board of Directors (Recommendation no. 17).

(19) The "Transactions with interests of Directors and Statutory Auditors and transactions with related parties" policy. For more information, see the 2024 Corporate Governance and Shareholdings Structure Report, available on the Company's website (www.eni.com).

Remuneration Committee Activities

Remuneration Committee activities follow an annual cycle, in line with the model shown in the table below.

TABLE 7 – REMUNERATION COMMITTEE MEETINGS IN 2024[a]

Massimo Belcredi[b] (Chairman) Cristina Sgubin Raphael Vermeir[b]	9 meetings in 2024 Average duration: 2 h and 7 minutes

(a) Composition following renewal of corporate bodies (Board of Directors' decision of May 11, 2023 as announced in the press release of the same date).
(b) Directors Belcredi and Vermeir have been appointed from the minority slate.

ACTIVITIES PERFORMED IN 2024 AND PLANNED FOR 2025

In 2024, the Remuneration Committee met a total of 9 times, with an attendance of 100% of its members and an average duration of 2 hours and 7 minutes.

TABLE 8 – ANNUAL CYCLE OF REMUNERATION COMMITTEE ACTIVITIES

1st HALF JANUARY-JUNE	2nd HALF JULY-DECEMBER
ESTABLISHMENT AND IMPLEMENTATION OF THE POLICY	
· Periodic assessment of the Policy adopted the previous year · Verification and implementation of the existing STI Plan · Verification of the existing LTI Plan · Definition of the targets related to the Variable Incentive Plans · Policy establishment and preparation of the Remuneration Report	· Implementation of the existing LTI Plan · Implementation of the Employee Stock Ownership Plan · Monitoring of the regulatory framework and governance practices in relation to remuneration
ENGAGEMENT	
· Analysis of institutional investor and proxy advisors voting policies · Meetings with institutional investors and proxy advisors · Examination of voting recommendations of proxy advisors and voting projections · Examination of Shareholders' Meeting votes on remuneration issues and comparison with peers	· Definition of the Annual Engagement Plan · Possible additional meetings with institutional investors and proxy advisors

All Committee meetings were attended by at least one member of the Board of Statutory Auditors. The Committee scheduled eight meetings for 2025, four of which had already been held as of the date of approval of this Report. Below are the main activities carried out by the Committee in 2024.

During the first half of 2024 the Committee's main activities included:
- the periodic evaluation of the implementation of the Remuneration Policy in 2023, in line with the recommendations of the Corporate Governance Code, determining that it was adequate in terms of positioning and pay mix with respect to the remuneration benchmarks identified;
- a learning session regarding the methodology for accounting for performance results;
- determination of the final annual results for 2023, to implement the Short-Term Incentive Plan for the Chief Executive Officer and General Manager, as well as the existing LTI Share Plans, and definition of the performance goals and targets for 2024 associated with the variable incentive plans; these proposals were respectively approved by the Board of March 13, 2024 and June 10, 2024;
- the finalisation of proposals for the implementation of the Short-Term Incentive Plan with deferral for the CEO and General Manager;
- examination, over a number of sessions, of the proposals for the Employee Stock Ownership Plan and Report on the 2024 Remuneration Policy and on Remuneration Paid 2023; these proposals were then approved by the Board on April 4, 2024 and submitted to the Shareholders' Meeting for a vote on May 15, 2024;
- meetings with the main institutional investors (representing around 8% of share capital) and proxy advisors, to maintain an open dialogue about the Remuneration Policy and implementation of the same.
- examination of the voting recommendations issued by the main proxy advisors and voting results, compared with those of Italian and European peers, with assistance from major consulting firms.

During the second half of 2024 the Committee's main activities included:
- preparing the proposal for the implementation of the 2023-2025 Long-Term Equity-Based Incentive Plan (2024 award) for the Chief Executive Officer and General Manager and for managerial resources critical for the business, as well as the relative Regulations and the definition of the proposal for the 2024 granting of the Employee Stock Ownership Plan 2024-2026 for all employees; these proposals were approved by the Board on October 24, 2024.
- updating the methodological note for determining final performance results linked to variable incentive plans, with a focus on simplification and rationalisation.
- the start of research regarding the Remuneration Policy, in relation to possible hypotheses to adjust it in view of the 2025 Shareholders' Meeting;
- the establishment of a new annual engagement plan in view of the 2025 season of meetings, with a series of encounters with the main institutional investors and proxy advisors.

PURPOSE AND GENERAL PRINCIPLES OF THE REMUNERATION POLICY

Purpose

Connection with the corporate mission and strategy

Eni's Remuneration Policy establishes that the remuneration of Directors, Chief Operating Officers and Managers with Strategic Responsibilities is functional to the pursuit of the sustainable success of the Company the corporate mission and reflects the need to have, retain and motivate people with the skills and professionalism deemed suitable for the role assigned (Principle XV of the Corporate Governance Code).

In particular, The Eni Remuneration Policy contributes to achieving the Company's strategies, with incentive structures tied to financial, business, equity, environmental and/or social sustainability and energy transition goals, taking a long-term view, taking into account the interests of all stakeholders.

For all Eni employees, the Remuneration Policy also supports:
- promoting actions and behaviours reflecting the Company's values and culture, consistent with the principles of plurality, equal opportunity, enhancement of individuals' knowledge and skills, fairness, integrity and non-discrimination, as described in the Code of Ethics[20] and Eni Policy "Our people"[21], in line with the objectives of the United Nations, according to the principle of "equal pay for equal work";

(20) For more information on the Code of Ethics, please refer to the Corporate Governance and Shareholdings Structure Report 2024, available on the Corporate Governance website.
(21) Policy approved by the Board of Directors on July 28, 2010.

- recognising roles and responsibilities, results, and the quality of professional contribution, utilising fair and competitive market references able to support a decent standard of living.

General principles

Alignment with the recommendations of the Corporate Governance Code

The Remuneration Policy is prepared in line with the principles and the recommendations of the Corporate Governance Code[22], as well as the additional indications of the Corporate Governance Committee[23].

Remuneration of the Chairman and Non-Executive Directors

Remuneration of Non-Executive Directors is commensurate with competence, professional qualification and effort required for the tasks assigned and participation on Board Committees (Recommendation no. 29), taking account of relevant market benchmarks, also considering comparable overseas experience, appropriate differentiation between the remuneration afforded to Committee Chairmen, and that of other Committee Members, considering the different roles respectively held regarding coordination of work and relationships with Corporate bodies and managerial teams; Non-Executive Directors are not beneficiaries of variable incentive plans, including equity-based ones.

Remuneration of Members of the Board of Statutory Auditors

Article 2402, Civil Code establishes that annual remuneration of Statutory Auditors, if not established in the By-Laws, shall be determined by the Shareholders' Meeting at the time of appointment, effective for the entire duration of their term. On this subject, the Corporate Governance Code recommends that the remuneration be appropriate to the responsibilities, skills and commitment (no. meetings and average duration) required by the relevance of the position and the size and sector features of the company (Recommendation no. 30). Therefore, the relevance of the tasks carried out is considered, as well as applicable market references, taking into account the size and complexity of the Company.

Remuneration of managerial roles, CEO/GM and MSRs

Consistency with market benchmark

Total remuneration packages aim for consistency with standard market values applicable for positions or roles of similar level of responsibility and complexity, based on panels of national and international companies comparable to Eni, developed through benchmarking analysis carried out by international remuneration advisors (Recommendation no. 25).

Balance between fixed and variable remuneration

The remuneration package is appropriately balanced between a fixed and a variable component, in relation to the strategic objectives and the risk management policy of the Company Recommendation no. 27, letter a). Executive roles with the greatest influence on business performance are characterised by variable remuneration containing a significant percentage of incentive components, particularly long-term awards (Recommendation no. 27, letter a), while the vesting period and/or incentive deferral period are defined over a period of at least three years (Recommendation no. 27, letter d).

Fixed remuneration

Fixed component congruent with respect to the delegated powers and/or responsibilities assigned, as well as the experience and skills of the individual in question and market benchmarks with reference to the panel of comparable companies.

Variable remuneration

The variable component is defined within maximum limits (Recommendation no. 27, letter b) and is intended to anchor remuneration to the strategy and results effectively achieved over the short and long-term, as well as to the interests of stakeholders.

Short and long-term variable remuneration, linked to pre-established and measurable financial and non-financial targets, consistent with the Strategic Plan and the expectations of shareholders and other stakeholders, intended to combine operational, economic and financial solidity with social and environmental sustainability (Principle XV and Recommendation no. 27, letter c).

(22) For further information on the terms of adoption of Eni's Corporate Governance Code, please refer to Eni Corporate Governance and Shareholdings Structure Report as well as the section "Corporate Governance" on the Company website.
(23) See the December 17, 2024 press release available on the Borsa Italiana website.

Long-Term equity-based Incentive Plans intended to strengthen alignment with shareholder expectations and featuring: three-year vesting periods, portion of shares granted locked up for a 2 year period (Recommendation no. 28).

Result verification process

Variable remuneration paid following a careful verification process for results achieved compared to targets assigned and adjusted to neutralise the impact of external factors, for example the commodity price scenario throughout the entire value chain (upstream and downstream), exchange rates (Euro/USD) and interest rates, as well as other occurrences which by their nature cannot be attributed to management performance, based on a methodological note periodically updated by the Remuneration Committee which, among other things, takes into account the regulatory framework and/or accounting standards for the main economic and financial metrics.

Clawback and malus clauses

In the case that incentives (or the right to the same) have been achieved based on data which is later found to be clearly erroneous (Recommendation no. 27, letter e), or in cases of wilful alteration of the same, a specific malus/clawback Regulation applies, approved by the Board of Directors based on a proposal from the Remuneration Committee, which allows for: non-payment and/or granting of incentives already vested or in the process of vesting (**malus**), or the return of all or part of the incentives paid and/or granted (**clawback**);
Activation of clauses, for events which occurred during the vesting period for the same and the completion of the relative ascertainments, occurs within three years in cases of error, and within five years in cases of deliberate intent to defraud.
The clauses can also be applied in cases of termination for disciplinary reasons, including serious and intentional violations of law and/or regulations, the Code of Ethics or Company rules, without prejudice to any action allowed under law for the protection of the Company's interests. The Regulation also complies with the terms requested in the recent SEC/NYSE regulation, for cases of "accounting restatement".

Benefits

Benefits privilege components intended to provide social security and healthcare insurance.

Severance indemnities and non-compete agreements

Additional payments awarded upon termination of employment and/or term of office for executive roles, as well as non-compete agreements established to protect the company's interests, for roles considered to be at greater risk of "poaching", in terms of either a maximum amount or number of years of remuneration, in line with the remuneration received and the performance achieved (Recommendation no. 27, letter f), and in compliance with the protections set out in collective bargaining agreements (CCNL) for executives.

REMUNERATION POLICY FOR 2025

Approval process

In the exercise of its powers, the Remuneration Committee defined the structure and contents of the Remuneration Policy, for the purpose of preparing this Report, in accordance with the recommendations of the Governance Code. In taking its decisions, the Committee took into account the results of the periodic evaluation of the 2024 Policy.

For the purpose of preparing the Policy, the results of the monitoring of the legislative framework and governance practices on executive remuneration were assessed, with particular regard to the guidelines of institutional investors and feedback received during the engagement meetings.
In these activities, the Committee utilised assistance from major international consulting firms (Morrow Sodali - Georgeson - Willis Towers Watson and Korn).

The 2025 Eni Remuneration Policy for Directors, Auditors and other Managers with Strategic Responsibilities was approved by the Board of Directors, acting on a proposal of the Remuneration Committee, at its meeting of March 18, 2025, at the same time as the approval of this Report.

No exception envisaged

The 2025 Policy does not allow for exceptions in the implementation phase.

Connection with the Company's strategies

Through its short and long-term incentive systems, the Remuneration Policy supports the realization of the Company's Strategic Plan, through the definition of targets able to promote the creation of sustainable value for shareholders and other stakeholders in the medium/long-term. In particular, management's actions are assessed:

Short-term goals

- over the short-term, in relation to a detailed and balanced framework of targets, which complement each other and are intended to guarantee economic/financial and equity profit for the company as a whole, as well as environmental sustainability and human capital, through reduction of net Upstream GHG Scope 1 and 2 emissions and human safety;

Long-term goals

- over the medium/long-term, with reference to equity-based performance (TSR) directly connected to shareholder interests, and in relation to a series of targeted results in absolute terms and characterised by the centrality of financial/equity performance, integrated by a significant focus on the strategic topics of environmental sustainability and the energy transition.

Market benchmarks and remuneration Peer Group

Chairman and Non-Executive Directors

For the Chairman and the Non-Executive Directors, the positioning of remuneration is assessed by comparing similar roles in the Top Italy Peer Group, which is composed of the main companies listed on the FTSE MIB (Assicurazioni Generali, Atlantia, Enel, Intesa Sanpaolo, Leonardo, Mediaset, Mediobanca, Poste Italiane, Prysmian, Snam, Terna, TIM, Unicredit).

Chief Executive Officer

For the Chief Executive Officer, the remuneration is assessed against the median value of the remuneration of CEOs of a remuneration Peer Group formed of 18 European companies operating in Eni's benchmark sectors, taking account of the energy transition process and business transformation strategies. In particular, the companies of the remuneration Peer Group were selected from the energy, utilities and other industrial sectors, comparable with Eni in relation to the business portfolio and/or the organisational size and business complexity.

Managers with strategic responsibilities

TABLE 9 – NEW CEO REMUNERATION PEER GROUP

		Business activities				
Company	Country	Energy	Utility	Chemical	Mining	Other
1 Shell	UK/NL	√				
2 TotalEnergies	France	√				
3 BP	UK	√				
4 Repsol	Spain	√				
5 Equinor	Norway	√				
6 OMV Group	Austria	√				
7 RWE	Germany		√			
8 Iberdrola	Spain		√			
9 E.ON	Germany		√			
10 ENGIE	France		√			
11 Enel	Italy		√			
12 BASF	Germany			√		
13 Bayer	Germany			√		
14 Rio Tinto	UK				√	
15 Anglo American	UK				√	
16 Volkswagen	Germany					√
17 Vodafone	UK					√
18 Siemens	Germany					√

For Managers with Strategic Responsibilities, the positioning of remuneration is assessed by comparing roles of the same level of managerial complexity and responsibility within industrial corporations in national and international markets.
Comparisons of remuneration have been conducted with the help of the advisory firms Willis Towers Watson, and Korn Ferry.

Employee remuneration and working conditions

Eni places its people at the heart of its business strategy and is constantly committed to promoting working conditions in line with the United Nations objectives of wage improvement, reduction of income inequality, promotion of decent job opportunities, gender, generational, ethnic equality etc. according to the "equal pay for equal work" principle.

"Equal pay for equal work" principle

In particular, Eni applies a global integrated remuneration system to all its people, consistent with the reference markets and linked to company and individual performance, in compliance with local legislation. This system adopts remuneration references made up by the market median, guaranteeing fair and competitive remuneration with respect to the role and professional skills and always able to support a decent standard of living, higher than the mere subsistence levels and/or the legal or contractual minimums in force, as well as the market minimum wages, as highlighted by the indicators represented in the Executive Summary.

A worldwide integrated remuneration system

Eni also pays particular attention to the safety, well-being and quality of life of its people, as driving factors for the healthy growth of the Company. This is reflected in Eni's ongoing commitment in the field of Welfare and in a wide offer of benefits and services in different areas: from health protection to social security coverage, from work and private life balance to training.

Employee Stock Ownership Plan 2024-2026

The Employee Stock Ownership Plan (ESOP), approved by the Board of Directors on April 4, 2024 and by the Shareholders' Meeting on May 15, 2024, is aimed at all Eni employees, with the goal of increasing a sense of belonging and participation in increasing company value, in line with the interests of shareholders, as well as supporting purchasing power.

The Plan calls for two annual grants of shares free of charge (in 2024 and 2025), for an annual individual monetary value of €2,000. A lock-up period of 3 years applies to each grant.

In 2026 a co-investment method will be utilised which envisages, against the purchase of shares by the employee, the grant of additional shares free of charge equal to 50% of the purchased shares, for a maximum value of €1,000. A lock-up period of 1 year will apply to the portion purchased by the employee, while a 3-year period will apply to the free shares.
For the Chief Executive Officer and General Manager, Chief Operating Officers and Managers with Strategic Responsibilities and Executives participating in the LTI Equity-Based Plan the grant is limited to 1 symbolic share.

For more details about the Plan, including the cost and amount of share capital, please see the Information Document prepared in line with Article 114-bis of Italian Legislative Decree 58 of February 24, 1998 and Article 84-bis of the Regulation adopted by Consob with resolution 11971 of May 14, 1999, as subsequently modified and supplemented (Issuers Regulation), published on the Company's website in the "Governance/Remuneration" section and made available to the public in line with current law.

OFFICERS COVERED BY THE POLICY

Chairman of the Board of Directors

The 2025 Remuneration Policy for the Chairman establishes, in consideration of the qualifications of the designated person and the findings for remuneration benchmarks, total fixed remuneration of €500,000 gross, unchanged with respect to the previous term, including the remuneration for the

role determined by the Shareholders' Meeting of May 10, 2023 (€90,000 gross) and compensation for the delegated powers (€410,000 gross), approved by the Board of Directors on June 1st, 2023.

There is also a health and insurance coverage against permanent disability due to injury or illness contracted in the workplace or elsewhere.

No specific severance payments are provided for the Chairman, nor do any agreements exist for indemnities in the case of resignation or early termination of office[24].

Non-executive Directors

The 2025 Remuneration Policy keeps the fees paid for participation on Board Committees unchanged:

- Control and Risk Committee: €70,000 for the Chairman and €50,000 for other members;
- Remuneration Committee: €50,000 for the Chairman and €35,000 for other members;
- Sustainability and Scenarios Committee: €50,000 for the Chairman and €35,000 for other members;
- Nomination Committee: €40,000 for the Chairman and €30,000 for other members.

With regard to fixed remuneration established by Shareholders' Meeting, benchmarks carried out with a panel of companies comparable to Eni record lower levels than the median values.

No specific severance payments are provided for Non-Executive Directors, nor do any agreements exist for indemnities in the case of resignation or early termination of office[25].

Board of Statutory Auditors

In the Report on the Remuneration Policy, approved on March 16, 2023, the Board of Directors proposed, taking into account Eni's listing on the New York Stock Exchange, the evaluation of an increase in the remuneration for the 2023-2026 term, in relation to the increased professional commitments of the Board of Statutory Auditors, also in terms of activities carried out as the Audit Committee for the purposes of SEC compliance.

Nonetheless, on May 10, 2023, the Shareholders' Meeting, based on a proposal from the reference shareholder, approved remuneration of €85,000 for the Chairman and of €75,000 for other members of the Board of Statutory Auditors.

With regard to fixed remuneration established by Shareholders' Meeting, benchmarks carried out with a panel of companies comparable to Eni record lower levels than the median values.

Chief Executive Officer and General Manager

Fixed remuneration

Fixed remuneration unchanged

Total Fixed Remuneration (FR) is equal to €1,600,000, of which €600,000 for the position of Chief Executive Officer, which includes the remuneration of €80,000 gross annually for the position of Director approved by the Shareholders' Meeting on May 10, 2023 and €1,000,000 for the position of General Manager. This remuneration, approved by the Board of Directors on June 1st, 2023, has been kept unchanged with respect to the previous term, keeping into account the continuity of the positions and relative delegated powers. This remuneration encompasses any emoluments due for participation in the meetings of the boards of directors of other Eni subsidiaries and/or shareholdings. In relation to the continued nature of the executive employment relationship, the position of CEO is also entitled to an allowance for travel, in line with the provisions of the relevant national collective bargaining agreement (CCNL) for executives of industrial companies and supplementary company-level agreements.

(24) In consideration of the referral to this Report, in the 2024 Corporate Governance and Shareholdings Structure Report, which is available in the Corporate Governance section of the Company's website, this information is being published in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation (agreements between companies and directors, members of the control body or supervisory council which envisage indemnities in the event of resignation or dismissal without just cause, or if their employment contract should terminate as the result of a takeover bid).

(25) Information provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation, as specified under the note above.

Short-term Incentive Plan with deferral

The 2025 Policy calls for the continuation of a Short-term Incentive Plan with deferral (STI Plan), intended to achieve annual targets with an eye to medium/long-term sustainability.

PERFORMANCE CONDITIONS

Process used to define targets

The STI Plan includes an annual target structure consistent with the guidelines found in the Strategic Plan and balanced with respect to the interests of the various stakeholders. The performance targets in the Plan have been further revised to take into account the changes in Eni's strategic guidelines, alignment with stakeholder interest and best practices for the sector.

The value of each target is in line with the budgeted figure.

The 2025 annual targets approved by the BoD on March 18, 2025 at the proposal of the Remuneration Committee, in the context of the defined policy clusters, are shown in Table 11.

TABLE 10 – 2025 TARGETS FOR THE SHORT-TERM INCENTIVE PLAN WITH DEFERRAL 2026

ECONOMIC, FINANCIAL AND EQUITY RESULTS (65%)	ENVIRONMENTAL SUSTAINABILITY AND HUMAN CAPITAL (35%)
• Earning Before Tax (20%) • Organic Free Cash Flow (25%) • Leverage (20%)	• GHG net emissions upstream Scope 1 and 2 equity (20%) • Severity Incident Rate (15%)
LEVERS • Growth in solid and integrated businesses • Efficiency of operating costs and G&A • Optimisation of working capital • Financial discipline in investment projects • Portfolio enhancement through the satellite mode	LEVERS • Decarbonisation • HSE and sustainability

In particular:

Economic, financial and equity targets

- the **Earning Before Taxes (EBT), organic Free Cash Flow (FCF) and Leverage indicators**[26] are measures of Eni's capacity to ensure, respectively, economic, financial and balance sheet profititability for its businesses and ensure investments and shareholder remuneration are sustainable over time, even in particularly challenging situations. To that end, Eni takes advantage of significant opportunities on the rapidly transforming energy market through a strategy that focusses on areas in which it has distinctive strengths in terms of competitiveness, based on unique proprietary technologies and integrated value chains, with new financial models able to generate growth and create value over time;

Environmental sustainability and human capital targets

- the **Upstream GHG net emissions Scope 1 and 2 equity indicator**[27] ($tCO_2eq.$) reflects Eni's commitment to reducing GHG emissions, in line with the medium/long-term objectives that will lead the Company to decarbonise all products and processes by 2050. Eni aims to eliminate the carbon footprint associated with its activities, which also involves the gradual reduction of Scope 1 and Scope 2 Upstream emissions;
- the **Severity Incident Rate (SIR)** indicator reflect Eni's HSE priorities and the central importance of our commitment to individual safety. The prevention and risk minimization are cornerstones of Eni's operations in our commitment to achieving constant improvements in safety for all workers and to expressing this commitment in the process of assessing the performance of senior management. In particular, use of the SIR focuses Eni's commitment on reducing serious injuries given that it calculates the frequency of injuries over the number of hours worked, but weighted for the actual

(26) Leverage is a measure to assess the soundness and efficiency of the Group balance sheet. It is calculated as a ratio of net borrowings to shareholders' equity, including non-controlling interest.
(27) For more information on the indicator and related methodology, please see the Sustainability Statement within the Annual Report, available on the Company's website (www.eni.com).

severity of the incident. With an eye to further strengthening this commitment, the 2025 Policy sees the introduction of a cap of 130 points in the case of 1 fatality.

Verification of results

Final target results are determined using a process to neutralise the impact of external factors, for example the commodity price scenario throughout the entire value chain (upstream and downstream), exchange rates (Euro/USD) and interest rates, as well as other occurrences which by their nature cannot be attributed to management performance, based on a methodological note periodically updated by the Remuneration Committee which, among other things, takes into account the regulatory framework and/or accounting standards for the main economic and financial metrics.

INCENTIVE MECHANISMS AND LEVELS

Incentive levels unchanged

In line with the general Remuneration Policy principles, the STI Plan with deferral features the same characteristics as in the previous term, described below. Each target is predetermined and measured based on a performance scale of 70-150 points (target = 100) in relation to the weight assigned to each (a score below 70 points implies a performance multiplier of zero).

For purposes of the total incentive award, the minimum overall performance is 85 points.
In consideration of the need to promote initiatives for developing the business and to further align the remuneration of the CEO/GM with shareholder interests, the option of applying a coefficient of 1.1 to the total score of the annual performance record is also confirmed for operations of particular strategic importance not foreseen in the budget and/or extraordinarily positive annual economic/financial results (with a maximum score for the performance record of no more than 150 points). Also provided for, in a similar manner, is the option of applying a coefficient reducing the final score of 0.9 for adverse scenarios such as to determine extraordinarily negative annual economic/financial results (the performance record score may not be less than 85 points).
These circumstances and any application and the corrective coefficient will be assessed by the Remuneration Committee, applying the criteria determined above and submitted for approval to the Board of Directors at the time Eni's annual performance is verified.

The **Total Incentive (TI)** is calculated using the following formula:

$$IT = RF \times I_{TARGET} \times M$$

Where FR is total fixed remuneration and "I_{Target}" is the incentive percentage at target performance level, set to 150% of total fixed remuneration for the Chief Executive Officer, and M is the multiplier related to the performance achieved, as shown in the chart below.

CHART 8 – TOTAL INCENTIVE MULTIPLIER



150%
100%
85%
Annual multiplier
70
85
100
150
Annual performance

The total incentive is divided in:

1. an **Annual portion** (I_A) equal to 65% of the total incentive, paid in the year following the year in which the performance was attained. The values of the Annual portion, depending on the performance achieved, are shown in the table below[28];

Annual incentive payable in the year

TABLE 11 – LEVELS OF ANNUAL PAYABLE INCENTIVE

Annual performance	<85	85 threshold	100 target	150 max
Annual incentive (in % of Fixed Rem.)	0%	83%	98%	146%

2. a **Deferred portion** (I_D) equal to 35% of the total incentive subject to additional performance conditions in a three-year period, and payable in the year after said period, as shown in the chart below.

CHART 9 – DEFERRED INCENTIVE - TIMELINE


PERFORMANCE AND VESTING PERIOD
YEAR T
→ Attribution of STI deferred portion
YEAR T+1
YEAR T+2
YEAR T+3
→ Payment of STI deferred portion

Deferred incentive subject to further performance conditions during a three-year vesting period

The deferred portion payable (I_{DE}) is determined as follows:

$$I_{DE} = I_D \times M_D$$

Where M_D is the final multiplier given by the average of the annual multipliers determined on the basis of the performance achieved by Eni in each year of the three-year period, as shown in the chart below.

CHART 10 – DEFERRED INCENTIVE MULTIPLIER


230%
130%
85%
Annual multiplier
70
85
100
Budget
150
Annual performance

(28) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 83% = 65% x (150% x 85%)
- Target: 98% = 65% x (150% x 100%)
- Max: 146% = 65% x (150% x 150%)

The values of the payable deferred incentive, depending on the performance achieved in the three-year period, are shown in the table below[29].

TABLE 12 – LEVELS OF PAYABLE DEFERRED INCENTIVE AFTER THREE-YEAR PERIOD

Annual performance	<85	85 threshold	100 target	150 max
Deferred incentive (in % of Fixed Rem.)	0%	38%	68%	181%

Long-term Equity-based Incentive Plan

Process used to define targets

The 2023-2025 equity-based LTI Plan, already approved by the Board of Directors on March 16, 2023, based on a proposal from the Remuneration Committee, and by the Shareholders' Meeting on May 10, 2023, was again approved by the Board on March 18, 2025, in relation to changes regarding the performance targets for the final award planned for 2025, and will be submitted to the Shareholders' Meeting for a vote on May 14, 2025.

The Plan calls for a three-year performance period for each one, in line with the graph found below.

CHART 11 – LTI EQUITY-BASED PLAN TIMELINE


PERFORMANCE AND VESTING PERIOD
YEAR T
→ Award of shares
YEAR T+1
YEAR T+2
YEAR T+3
→ Granting of shares

PERFORMANCE CONDITIONS

Targets of the Equity-based LTI Plan 2023-2025 (2025 award)

For the 2025 award, the Plan performance targets were further adjusted with respect to the development of Eni strategic guidelines and with the aim of ensuring alignment with stakeholder interests and best practices for the sector.

Therefore, these targets are structured as follows:

1) **25% Market Target (relative)**: Total Shareholder Return;
2) **40% Financial and Equity target (absolute)**, structured as follows:
   2.1) 25% Organic Free Cash Flow;
   2.2) 15% Leverage.
3) **35% Environmental Sustainability and Energy Transition target (absolute)**, structured as follows:
   3.1) 20% Upstream net GHG emissions Scope 1 and Scope 2 equity;
   3.2) 15% Biojet fuel production capacity.

The detailed descriptions of each indicator are given below:

1) Market objective: **TSR of the Eni Share** compared with the TSRs of each Peer Group company, calculated in the local currency.
   The benchmark Peer Group is made up of 6 European companies in the Energy sector characterised by an integrated portfolio and similar energy transition and decarbonisation paths as Eni: Shell, BP, TotalEnergies, Equinor, Repsol, OMV.

(29) The deferred incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 38% = 35% x (150% x 85%) x 85
- Target: 68% = 35% x (150% x 100%) x 130
- Max: 181% = 35%x (150% x 150%) x 230

2) Financial and equity objective, structured as follows:
   Organic Free Cash Flow cumulated in the three-year reference period compared to the equivalent cumulated value provided for in the first 3 years of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged during the performance period;
   Leverage: value verified at the end of the three-year period with respect to the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged over the performance period.

3) Environmental Sustainability and Energy Transition target, structured as follows:
   Upstream net GHG emissions Scope 1 and Scope 2 equity[30] (tCO_2eq.), value verified at the end of the three-year period compared with the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged over the performance period.
   Biojet fuel production capacity (kton) measured at the end of the three-year performance period, compared with the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged over the performance period.

2025-2027 objective absolute targets (2025 award)

The table below shows the three-year performance levels for absolute targets in the third award of the Plan (2025 award, with 2025-2027 performance period). The mentioned performance targets were approved by the Board of Directors, on the proposal of the Remuneration Committee, at the meeting of March 18, 2025.

TABLE 13 – 2023-2025 ABSOLUTE TARGETS FOR THE 2025 AWARD OF THE EQUITY-BASED LTI PLAN 2023-2025

Absolute targets	Indicator	Measurement unit	Threshold 80%	Target 130%	Maximum 180%
Financial and Equity Target	Organic Free Cash Flow	Euro billions cumulated in the three-year period 2025-2027	13.24	14.74	16.24
	Leverage	% at 12.31.2027	18.7%	15.9%	13.2%
Environmental Sustainability and Energy Transition Target	Net emissions upstream Scope 1 and 2 - equity	$MtonCO_2$eq. in 2027	2.9	2.8	2.7
	Biojet production capacity	kton/year Biojet production capacity at 12.31.2027	760	800	840

Verification of results

Final target results for absolute targets are determined using a process to neutralise the impact of external factors, for example the commodity price scenario throughout the entire value chain (upstream and downstream), exchange rates (Euro/USD) and interest rates, as well as other occurrences which by their nature cannot be attributed to management performance, based on a methodological note periodically updated by the Remuneration Committee which, among other things, takes into account the regulatory framework and/or accounting standards for the main economic and financial metrics.

(30) For more information on the indicator and related methodology, please see the Sustainability Statement within the Annual Report, available on the Company's website (www.eni.com).

INCENTIVE MECHANISMS AND LEVELS

The annual award of shares is calculated using the following formula:

$$\text{NO. SHARES AWARDED} = \text{RF X } \%I_{Target}/P_{Attr}$$

Where FR is total fixed remuneration, I_{target} is the incentive percentage at target performance level (150% of the fixed remuneration for the Chief Executive Officer) and P_{attr} is the price of the award calculated as the average of the daily official prices (source: Bloomberg) recorded in the 4 months before the month in which the Board of Directors approves the award to the Chief Executive Officer and the Plan rules.

Grant of shares at the end of the three-year vesting period is determined using the following formula:

$$\text{NO. GRANTED SHARES} = \text{NO. AWARDED SHARES X } M_f$$

In which the final multiplier M_f is equal to the weighted average of the multipliers of each indicator. For the relative indicator linked to the TSR, the multiplier may be between zero and 180%, with a threshold set at a median level, in accordance with the scale shown below.

TABLE 14 – PERFORMANCE SCALE - RELATIVE PERFORMANCE SCALE MULTIPLIER (TSR)

Ranking						
1°	2°	3°	**4°**	5°	6°	7°
Multiplier						
180%	140%	100%	**80%**	0%	0%	0%
			Median positioning			

For absolute targets (Economic and Financial, Decarbonisation, Energy Transition and Circular Economy objectives), the result will be measured based on a partial multiplier between zero and 180% determined as a function of performance, as in the following chart.

CHART 12 – PERFORMANCE SCALE - MULTIPLIER FOR ABSOLUTE PARAMETERS


200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
Partial multiplier
180%
130%
80%
Minimum Performance
Performance Target
Maximum Performance

The table below shows the thresholds, targets and maximum monetary value of shares (as a percentage of fixed remuneration) grantable to the Chief Executive Officer at the end of the vesting period, net of any effects due to changes in the share price[31].

TABLE 15 – VALUE LEVELS OF GRANTED SHARES

Average 3-year weighted performance	<40	40 threshold	122.5 target	180 max
Value of shares (in % of Fixed Rem.)	0%	60%	183.75%	270%

Shareholding Policy

The 2023-2025 Plan Rules envisage for the Chief Executive Officer and Executives in service, that 50% of the shares granted at the end of the vesting period are to remain restricted for 2 years from the granting date. For the CEO/GM, this would be equivalent, in the event of shares granted annually equal to the value of the LTI awarded, to a shareholding objective (achievable within 2 years) equal to 1.5 times the fixed remuneration.

In the event of early termination for the Chief Executive Officer, due to resignation and not justified by a substantial reduction in powers or of termination for just cause, all rights to the grant and payment of incentives shall lapse.

Pro-rata mechanism in case of consensual termination of the CEO

In the event of termination related to expiry of the term of the Board of Directors without renewal, the grant of Eni shares of each award will be prorated with respect to the period of permanence in office, according to the results verified over the same period.

Malus/clawback clauses

All variable incentives, both short and long-term, in favour of the Chief Executive Officer are subject to the malus/clawback clauses envisaged in Eni's Remuneration Policy, described in the General Principles chapter.

Benefits

The following benefits are envisaged for the Chief Executive Officer in line with the Eni policies established for all Executives: (i) insurance coverage for death and permanent disability, for occupational injury and disease and elsewhere; (ii) supplementary pension and healthcare plan; (iii) company car.

(31) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 60% = 150% x 40%
- Target: 183.75% = 150% x 122.5%
- Max: 270% = 150% x 180%

Pay mix

Prevalence of long-term variable

The pay mix is weighted significantly towards the variable components, with a dominant weighting attributed to the long-term component (deferred portion of the short-term incentive and the equity-based long-term incentive), as shown in the graph below.

CHART 13 – PAY MIX CEO


Long-term incentive
Short-term incentive
Fixed remuneration
30%
40%
Target
30%
28%
53%
Maximum
19%

Employee Stock Ownership Plan 2024-2026

Based on that established in the Information Document for the Employee Stock Ownership Plan 2024-2026, available on the Company's website, the Chief Executive Officer and General Manager participate in the Plan, with a purely symbolic grant of 1 Eni share.

Payments due in the event of termination of office or employment[32]

SEVERANCE PACKAGE

For the position of Chief Executive Officer: an indemnity in the event of early termination or non-renewal of the office, or in the case of dismissal for just cause consequent to an essential reduction in powers, equal to two years of fixed remuneration for the position, as already provided for in the 2020-2023 term, in line with Recommendation 2009/385/EC.

For the position of General Manager: indemnity in the event of the consensual termination of the management relationship, set at two years of fixed remuneration plus short-term incentive, below the maximum protections of the appropriate national collective bargaining agreement providing for up to three years of total actual remuneration, including fixed remuneration, short- and long-term variable incentives, and benefits[33].

Also with reference to Recommendation no. 27, letter f) of the Corporate Governance Code, these indemnities cannot be paid in the event of termination and/or dismissal with just cause or resignation of the interested party not justified by a substantial reduction in powers, as well as in the circumstances set out in Art. 2122 of the Italian Civil Code.

(32) Information also provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Finance.
(33) In cases of termination not due to just cause, CCNL protections call for up to a maximum of 36 months of total remuneration (fixed remuneration, variable short and long-term incentives, benefits), including that due by way of notice indemnity, consistent with national regulations (article 2121, Civil Code).

NON-COMPETE AGREEMENT

In relation to the continued employment relationship, maintenance of the non-compete agreement is envisaged, already activated after the Board of Directors exercised its option right on March 14, 2019. The obligations under the Agreement establish a period of efficacy of 18 months with non-competition constraints for the Oil & Gas sector applying to 19 Countries, supplemented with respect to companies operating in the circular economy sector. The remuneration for the Agreement, defined in relation to the obligations, envisages a fixed component of €1,800,000, plus a variable component, to be determined as a function of the average results for the STI Plan in the previous three years, between €500,000 (target performance) and €1,000,000 (maximum performance).

Managers with strategic responsibilities

Incentive Plans closely consistent with those provided for the CEO/GM

For General Managers and other Managers with Strategic Responsibilities, the 2025 Remuneration Policy is unchanged on that for the previous term, maintaining remuneration plans that are strictly in line with those of the Chief Executive Officer, to better guide and align managerial action with the objectives set out in the Company's Strategic Plan, and with the provisions and protections laid down by national collective bargaining agreement for executives.

In particular, the Short-Term Variable Incentive Plan with deferral and Equity-based Long-Term Incentive Plan – intended for the Chief Executive Officer apply.

Fixed remuneration

Differentiation by position level

Fixed remuneration is determined based on the role and responsibilities assigned considering a prudent positioning with respect to the median benchmarks of national and international executive markets for roles of a similar level of responsibility and managerial complexity.

Remuneration may be updated, during the annual salary review involving for all managers, according to selective criteria that envisage increases to the fixed remuneration for those in positions that have seen a significant increase responsibility or seniority, connected to excellent performance. In addition, in their capacity as Eni officers, Managers with Strategic Responsibilities are entitled to receive allowances due for travel in Italy and abroad, in line with applicable provisions of the Italian national collective bargaining agreement for executives and supplementary Company agreements.

Short-term incentive plan with deferral

Managers with Strategic Responsibilities participate in the Short-Term Incentive Plan with deferral, already described for the Chief Executive Officer. The related individual targets are consistent with those assigned to the Chief Executive Officer in the context of the same policy clusters, consistent with the responsibilities of the role and the provisions of the Company's Strategic Plan.

For Managers with Strategic Responsibilities, the target incentive levels for the Short-Term Variable Incentive Plan differ depending on the role's level of responsibilities and complexity up to 100% of fixed remuneration, with a maximum incentive level payable for the annual and deferred portions of 98% and 121% of fixed remuneration, respectively.

Long-term Equity-based Incentive Plan

Managers with Strategic Responsibilities participate in the 2023-2025 Long-Term Incentive Plan. The Plan is directed at managers who are critical for the business and envisages three annual awards, starting in 2023, with the same performance conditions and characteristics as those described above for the Chief Executive Officer.

For Managers with Strategic Responsibilities, the value of the shares to be awarded each year differs depending on the level of their role and is limited to a maximum of 75% of fixed remuneration, with the maximum grant corresponding to 135% of fixed remuneration, calculated with reference to the price at which the shares were awarded.

Malus/clawback clauses

For General Managers and other Managers with Strategic Responsibilities, the same malus/clawback and share lock-up clauses envisaged for the Chief Executive Officer and the General Manager apply.

Benefits

The following benefits are envisaged for Managers with Strategic Responsibilities, as defined in national collective bargaining agreements and supplemental company agreements for all Eni executives: (i) life insurance and insurance against permanent disability due to workplace or other injury or illness; (ii) supplementary pension plan (FOPDIRE fund) and supplementary health plan (FISDE fund); (iii) company car for business and personal use and possible housing for operational and mobility requirements.

Pay mix

Strong prevalence of long-term variable

The pay mix is weighted significantly towards the variable components, with a dominant weighting attributed to the long-term component (deferred portion of the short-term incentive and the equity-based long-term incentive), in line with practice in the reference market, as shown in the graph below.

CHART 14 – PAY MIX MSRS


Long-term incentive
Short-term incentive
Fixed remuneration
27%
27%
Target
46%
39%
33%
Maximum
28%

Employee Stock Ownership Plan 2024-2026

Based on that established in the Information Document for the Employee Stock Ownership Plan 2024-2026, available on the Company's website, Managers with Strategic Responsibilities participate in the Plan, with a purely symbolic grant of 1 Eni share.

Payments due in the event of consensual termination of employment

Consistent with national regulations and the CCNL for industrial executives

Managers with Strategic Responsibilities, like all Eni executives, are entitled to severance benefits for employment termination established by law and in the CCNL for industrial Managers together with any termination indemnities agreed on an individual basis, in accordance with the criteria established by Eni for cases of retirement incentives, taking into account the position held and performance, within the limits of protections envisaged by the same collective bargaining agreement and consistent with application criteria of the Italian Corporate Governance Code (Recommendation no. 27, letter f). These protections envisage, in cases of termination without just cause, up to a maximum of three years of total actual remuneration, calculated in line with the provisions of Art. 2121 of the Civil Code[34] and of the CCNL for industrial executives (Art. 19).

(34) Total actual remuneration includes fixed remuneration, short and long-term variable incentives and benefits.

For cases of termination that present high competitive and litigation risks relating to the nature of the position, agreements may contain additional non-compete clauses, with duration up to one year and payments defined in relation to remuneration level, scope, duration and effectiveness of the agreement. The consensual termination of the employment relationship entails, for the beneficiaries of Long-Term Incentive Plans, the pro-rata payment of the incentives in proportion to the vesting period that has elapsed, taking into account.

Section II
Compensation and other information



CONTENTS

Section II will be subject to a non-binding vote during the Shareholders' Meeting of May 14, 2025, according to the provisions of the applicable legislation.
This Section describes the implementation of the Policy applying in 2024, with the information on the final results and an indication of the remuneration accrued and the equity investments held, in individual form for the Directors, Statutory Auditors and Chief Operating Officers, and in aggregate form, for the other Managers with Strategic Responsibilities.

INTRODUCTION

Section II contains, for the Chairman of the Board of Directors, the non-executive Directors, the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities, the fixed remuneration for 2024 and the short and long-term variable incentives vested with respect to 2024 performance and which can be paid/granted in 2025, based on the accrual criteria established in the CONSOB regulations and in line with the 2024 Remuneration Policy.

As regards the Short-Term Incentive vested in 2024 for Chief Operating Officers and other Managers with Strategic Responsibilities, since individual performance results are unavailable at the date of approval of this Report, the Report shows the incentives envisaged by the Policy at the level of individual target performance.
For the equity-based Long-Term Incentive awarded in 2022 with a 2022-2024 vesting period, as the final amount is available only after the publication of the financial statements issued by the companies making up the Peer Group, the incentives determined based on progress of the results during the reference performance period are provided here.
Short and long-term incentives effectively paid/granted in 2025 will be communicated in the 2026 Report on Remuneration.

Section II also provides additional information on the implementation of the remuneration policies for 2023, concerning the incentives actually paid/granted for which, at the date of approval of the 2024 Report, the data necessary for verifying the performance results were not available.

Finally, the section presents, for the 2023-2025 Long-Term Incentive Plan, information on the 2024 award, in line with current regulations[35].

Disclosure on remuneration changes

For the Chairman and the Non-Executive Directors and Statutory Auditors, there were no changes in remuneration in 2024 compared to 2023, their remuneration having remained unchanged.

For the Chief Executive Officer and General Manager, in 2024 the fixed remuneration saw no changes, while total remuneration fell by -8% with respect to 2023, mainly due to the equity-based Long-Term Incentive granted in 2024, in relation to the difference between the price of the share at grant compared to the price at the time of awarding.

TABLE 16 – REMUNERATION PAID TO THE CEO/GM IN 2020-2024 (THOUSANDS OF EUROS)

			Long-Term Incentives					
Year	Fixed Remuneration	Annual STI	Year of award	Deferred STI	LTI Shares	Benefits	Total	% change
2024	1,600	2,184	2021	2,330	3,176	28	**9,319**	**-8%**
2023	1,600	2,059	2020	2,134	4,288	32	**10,113**	**32%**
2022	1,600	2,106[a]	2019	2,102	1,832	31	**7,671**	**5%**
2021	1,600	2,153	2018	1,549[b]	1,939	44	**7,285**	**43%**
2020	1,600	1,981	2017	1,469[c]		40	**5,090**	**-11%**

(a) The amount paid came to €1,615 thousand, in relation to the deferral in 2022 of 25% of the incentive.
(b) The amount paid came to €775 thousand reflecting the further deferral in 2022 of 50% of the incentive.
(c) The amount paid came to €735 thousand, reflecting the further deferral in 2021 of 50% of the incentive.

(35) Art. 114-bis of the Consolidated Law on Financial Intermediation and Art. 84-bis of the CONSOB Issuers Regulation.

For the Chief Operating Officers the change in the remuneration from 2020 reflects mainly the change in the holders of the positions.

TABLE 17 – REMUNERATION PAID TO THE CHIEF OPERATING OFFICER GLOBAL NATURAL RESOURCES IN 2020-2024 (THOUSANDS OF EUROS)

			Long-Term Incentives					
Year	Fixed Remuneration	Annual STI	Year of award	Deferred STI	LTI Shares	Benefits	Total	% change
2024	846	680	2021	243	244	13	**2,026**	**12%**
2023	765	613	2020	152	258	15	**1,803**	**9%**
2022[a]	682	759[b]	2019	124	70	12	**1,647**	**-16%**
2021	898	757	2018	164[c]	125	12	**1,956**	**38%**
2020	714	528	2017	168[d]		11	**1,421**	-

(a) The amounts include remuneration and incentives paid up to February 6, 2022 to Mr Pulti and subsequently to Mr Brusco.
(b) The amount paid came to €568 thousand, reflecting the deferral in 2022 of 25% of the incentive.
(c) The amount paid came to €82 thousand, reflecting the further deferral in 2022 of 50% of the incentive.
(d) The amount paid came to €84 thousand, reflecting the further deferral in 2022 of 50% of the incentive.

TABLE 18 – REMUNERATION PAID TO THE CHIEF OPERATING OFFICER ENERGY EVOLUTION IN 2020-2024 (THOUSANDS OF EUROS)

			Long-Term Incentives					
Year	Fixed Remuneration	Annual STI	Year of award	Deferred STI	LTI Shares	Benefits	Total	% change
2024[a]	564	621	2021	601		12	**1,798**	**-22%**
2023	766	629	2020	418	490	16	**2,319**	**22%**
2022	715	565[b]	2019	398	209	13	**1,900**	**3%**
2021	689	556	2018	378[c]	203	13	**1,839**	**-22%**
2020	893	725	2017	729[d]		13	**2,360**	-

(a) The pro-rata fixed remuneration and benefits and fixed incentives disbursed are shown for the period during which the position of GM was held (from January 1, 2024 to September 30, 2024).
(b) The amount paid came to €417 thousand, reflecting the further deferral in 2022 of 25% of the incentive.
(c) The amount paid came to €189 thousand, reflecting the further deferral in 2022 of 50% of the incentive.
(d) The amount paid came to €365 thousand, reflecting the further deferral in 2022 of 50% of the incentive.

TABLE 19 – REMUNERATION PAID TO THE CHIEF TRANSITION & FINANCIAL OFFICER IN 2020-2024 (THOUSANDS OF EUROS)

			Long-Term Incentives					
Year	Fixed Remuneration	Annual STI	Year of award	Deferred STI	LTI Shares	Benefits	Total	% change
2024[a]	258		2021		441	5	**704**	-

(a) The pro-rata fixed remuneration and benefits and fixed incentives disbursed are shown for the period during which the position of GM was held (from October 1, 2024 to December 31, 2024).

For Eni Italia employees, during the period 2024-2023, the change in total remuneration was +1.2%, on average. The change in the periods 2023-2022 and 2022-2021 were respectively equal to +4.5% and +4.1%, in relation to initiatives implemented by Eni to protect employee purchasing power, in the face of the high levels of inflation seen.

In 2024, growth and value creation achieved excellent levels, supported by the financial structure and discipline with regard to spending. The leadership position it holds in the industry is the result of the competitiveness of its business portfolio and the well-structured management and financial structure of the satellite model. This excellent strategic and operating progress led to €14.3 billion in adjusted pro forma operating profit and €13.6 billion in adjusted cash flow, both much higher than the initial forecasts. After financing €8.8 billion in organic investments, lower than initially forecast,

management made excess in the amount of around €5 billion available, able to recover remuneration for shareholders, which includes a dividend which is higher than that in 2023, while also speeding up the treasury share buy-back program, which almost doubled, at €2 billion. Additionally, our portfolio operations have allowed us to achieve a historic low in the financial debt/equity ratio, at a pro forma figure of 15%, significantly lower than the original assumptions in the budget.

IMPLEMENTATION OF THE 2024 REMUNERATION POLICIES

The implementation of the Remuneration Policy for 2024 covering Directors, Chief Operating Officers and other Managers with Strategic Responsibilities was verified by the Remuneration Committee during the periodic assessment provided for in the Corporate Governance Code and was found to be compliant with the Remuneration Policy approved by the Shareholders' Meeting on May 15, 2024, kept unchanged with respect to the policy approved by the Shareholders' s Meeting on May 10, 2023, and the decisions taken by the Board of Directors on June 1st, 2023.

Verification of objectives 2024

This section covers the verification of targets for 2024, as approved by the Board of Directors on March 18, 2025 for the purpose of incentives payable/grantable and/or awardable to the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with Strategic Responsibilities.

STI Plan IBT 2025 - Verification of objectives 2024

Verification of the objectives assigned to the Chief Executive Officer and General Manager for 2024 was approved by the Board, following verification and a proposal from the Remuneration Committee, at its meeting on March 18, 2025, with a performance score of 128 points calculated.

The table below shows the weightings and performance achieved for each objective.

TABLE 20 – VERIFICATION OF OBJECTIVES 2024 STI PLAN 2025

Performance targets	% weight	Measurement unit	Target	Result	Minimum 70	Budget 100	Maximum 130	Over performance 150	Performance score	Score Weighted
i. Economic and financial results	**25.0**									**37.5**
EBT (Earning Before Tax) adjusted	12.5	€ billion	9.2	**11.1**					150	18.8
Free Cash Flow	12.5	€ billion	0.5	**4.5**					150	18.8
ii. Operating results and sustainability of economic performance	**25.0**									**35.4**
Hydrocarbon production	12.5	Kboed	1,666	**1,707**					141	17.6
Incremental installed renewable capacity	12.5	MW	963	**1,097**					142	17.7
iii. Environmental sustainability and human capital	**25.0**									**17.5**
Severity Incident Rate (SIR) - employees and contractors weighted	12.5	(a)	24	**70**					0	0
GHG emissions/UPS output Scope 1 and Scope 2 equity	12.5	$tCO_2eq./kboe$	7.3	**6.8**					140	17.5
iv. Efficiency and financial strength	**25.0**									**37.5**
ROACE (Return On Average Capital Employed) adjusted	12.5	%	6.2	**7.6**					150	18.8
Net Debt/EBITDA adjusted	12.5	indicator	1.18	**0.84**					150	18.8
TOTAL										**128**

(a) (total recordable injuries weighted for severity/hours worked) x 1,000,000

Final target results are determined using a process to neutralise the impact of external factors, for example the commodity price situation throughout the value chain (upstream and downstream), exchange rates (Euro/USD) and interest rates, as well as other occurrences which by their nature

cannot be attributed to management performance, based on a methodological note periodically updated by the Remuneration Committee which, among other things, takes into account the regulatory framework and/or accounting standards for the main economic and financial metrics. The following are the main results for each objective:

EBT: better result with respect to the target, relative to performance spread over all sectors, based on cost efficiency and excellent growth in operational drivers of value;

Free Cash Flow: improved with respect to the target thanks to discipline with respect to costs and investments, as well as actions to optimise cash flow implemented which led to a material reduction in the level of financial leverage;

Hydrocarbon Production: higher than the target thanks to higher contributions coming from Indonesia and the Ivory Coast;

Incremental Installed Renewable Capacity: an improvement on the target, achieved through organic development of the project pipeline and selective portfolio operations;

Severity Incident Rate (SIR): lower than the minimum target, in part due to the accident in December at the Calenzano depot;

Net emissions upstream Scope 1 and 2 equity: the result benefited from actions to optimise operating management and make it more efficient;

ROACE: this performance was achieved by improving economic results;

Debt/EBITDA: the result was the consequence of better economic and financial results, as well as rapid progress in the portfolio manoeuvre.

STI Plan 2022 - Deferred Portion: verification of objectives 2022-2024

The 2022 STI Plan provided for a deferred portion of 35%, depending on the annual performance of Eni in the 2022-2024 period. On March 18, 2025, the Board of Directors, acting on the proposal of the Remuneration Committee, approved a 2024 performance score of 128 points resulting in a 2024 multiplier of 186%.

With reference to the multipliers already determined for 2022 and 2023, the final multiplier to be applied to the 2022 deferred portion for payment in 2025 came to 197% as shown in the table below.

TABLE 21 – FINAL MULTIPLIER OF THE STI DEFERRED PORTION ACCRUED IN 2022-2024

	2022 performance	2023 performance	2024 performance	Final multiplier for payment 2024
Eni performance score	132	140	128	197%
Multiplier	194%	210%	186%	

Equity-Based LTI Plan 2020-2022 – Award 2022: verification of objectives 2022-2024

The 2020-2022 Equity-Based LTI Plan provided for 3 annual awards connected to the performance of the relative parameters for TSR and NPV of Proven Reserves and the absolute Economic/Financial, Decarbonisation, Energy Transition and Circular Economy parameters.

For the 2022 award, the performance results for 2022-2024 will only be available after approval of the Eni Financial Report and publication of the Financial Statements of all the companies in the Peer Group and will be published in the section "Additional disclosure on the implementation of the Remuneration Policy for 2024".

Remuneration accrued and/or awarded in 2024

Chairman of the Board of Directors

For the Chairman, remuneration was paid for the position and the powers granted (respectively equal to €90,000 and €410,000), as well as benefits (insurance against death, permanent disability due to injury or illness and occupational disease or other) as envisaged in the 2024 Remuneration Policy.

Non-executive Directors

For the Non-Executive Directors, the remuneration established for the position was paid (€80,000), as well as for participation on Board Committees (found in detail in table 1 of the chapter "Remuneration accrued in 2024"), in line with the 2024 Remuneration Policy.

Board of Statutory Auditors

For the Chairman of the Board of Statutory Auditors and the Statutory auditors the fixed remuneration established for the position in the 2024 Remuneration Policy was paid (respectively equal to €85,000 and €75,000), as well as any additional remuneration for positions held at subsidiaries (found in detail in table 1 of the chapter "Remuneration accrued in 2024").

Chief Executive Officer and General Manager

Below is a summary of the remuneration accrued in 2024 for the Chief Executive Officer and General Manager, (found in detail in tables 1, 2 and 3 of the chapter "Remuneration accrued in 2024"), and the related pay mix.

TABLE 22 – SUMMARY OF REMUNERATION ACCRUED FOR THE CEO/GM IN 2024

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	1,600	1,997	2,234[a]	28	**5,859**
Pay mix (%)	27%	34%	38%	1%	**100%**

(a) Includes the deferred portion of the Short-Term Incentive 2022 accrued in 2022-2024; does not include the Equity-based Long-Term Incentive 2022 which will be calculated after completion of the final verification process scheduled for June 2025.

FIXED REMUNERATION AND BENEFITS

In 2024, fixed remuneration equal to €1,600,000 was paid (€600,000 for the position of Chief Executive Officer and €1,000,000 for the position of General Manager) as well as benefits, as established in the 2024 Remuneration Policy.

Fixed remuneration includes the remuneration determined by the Shareholders' Meeting for Board of Directors members as well as any remuneration due for participation in the Boards of Directors of Eni subsidiaries and/or shareholdings.

The benefits include insurance coverage against death and invalidity, complementary healthcare and assistance and a car for business and personal use, in line with the Eni policies established for Executives.

STI PLAN 2025

In relation to the final results achieved in 2024 and approved by the Board of Directors on March 18, 2025 (128 points), the payment of an annual amount of €1,997 thousand was vested and the award of a deferred amount of €1,075 thousand (respectively equal to 65% and 35% of the total incentive of €3,072 thousand) consistent with that established in the approved Remuneration Policy.

STI PLAN 2022 – VESTING OF THE DEFERRED PORTION

In 2024, the deferred portion of the STI awarded in 2022 had vested in an amount equal to €2,234 thousand, in relation to the final multiplier achieved during the performance period 2022- 2024 (197%) approved by the Board of Directors on March 18, 2025 in line with that established in the Remuneration Policy.

EQUITY-BASED LTI PLAN 2020-2022 - VESTING OF THE AWARD 2022

In 2024 the incentive awarded in 2022 was vested, for performance period 2022-2024. The actual number of shares to be granted will be determined after verification of the results which were not yet available as of the date of approval of this Report.

An estimate of the number of actions which may be granted is found in table 3 in this section, under the item "Financial instruments vested during the year and grantable", based on current progress in the results for the performance period in question.

2023-2025 LONG-TERM EQUITY-BASED INCENTIVE PLAN - 2024 AWARD

Implementing the Equity-based Long-Term Plan 2023-2025, approved by the Shareholders' Meeting on May 10, 2023, on October 24, 2024 the Board of Directors, after the examination by and proposal provided by the Remuneration Committee, approved the award price of €14.2248, calculated based on the criteria established in the Plan, and approved the award to the Chief Executive Officer and General Manager of 168,719 Eni shares, determined based on the percentage of the incentive to be applied to fixed remuneration (150%).

SEVERANCE INDEMNITY FOR END-OF-OFFICE OR TERMINATION OF EMPLOYMENT

In 2024, the conditions did not occur for the application of the end of office or termination of employment indemnities called for in the approved Remuneration Policy.

Chief Operating Officers and other Managers with Strategic Responsibilities

Below is a summary of the remuneration accrued in 2024 for the Chief Operating Officers, (found in detail in tables 1, 2 and 3 of the chapter "Remuneration accrued in 2024"), and the related pay mix.

TABLE 23 – SUMMARY OF REMUNERATION ACCRUED FOR CHIEF OPERATING OFFICER GLOBAL NATURAL RESOURCES IN 2024

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	846	721[a]	414[b]	13	**1,994**
Pay mix (%)	42%	36%	21%	1%	**100%**

(a) Estimate for individual performance in relation to target level 2024 (final verification data not being available at the date of approval of the Report).
(b) Includes the deferred portion of the Short-Term Incentive 2022 accrued in 2022-2024; does not include the Equity-based Long-Term Incentive 2022 which will be calculated after completion of the final verification process scheduled for June 2025.

TABLE 24 – SUMMARY OF REMUNERATION ACCRUED FOR CHIEF OPERATING OFFICER ENERGY EVOLUTION 2024

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	564[a]	706[b]	599[c]	12[a]	**1,881**
Pay mix (%)	30%	37%	32%	1%	**100%**

(a) The pro-rata value has been reported for the period in which the position of General Director was held (from 01.01.2024 to 09.30.2024).
(b) Estimate for individual performance in relation to target level 2024 (final verification data not being available at the date of approval of the Report).
(c) Includes the deferred portion of the Short-Term Incentive 2022 accrued in 2022-2024, does not include the Equity-based Long-Term Incentive 2022 which will be calculated after completion of the final verification process scheduled for June 2025.

TABLE 25 – SUMMARY OF REMUNERATION ACCRUED FOR THE CHIEF TRANSITION & FINANCIAL OFFICER 2024

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	258[a]	886[b]	597[c]	5[a]	**1,746**
Pay mix (%)	15%	51%	34%	0%	**100%**

(a) The pro-rata value has been reported for the period in which the position of General Director was held (from 10.01.2024 to 12.31.2024).
(b) Estimate for individual performance in relation to target level 2024 (final verification data not being available at the date of approval of the Report).
(c) Includes the deferred portion of the Short-Term Incentive 2022 accrued in 2022-2024, does not include the Equity-based Long-Term Incentive 2022 which will be calculated after completion of the final verification process scheduled for June 2025.

For the other MSRs, the tables in the chapter "Remuneration accrued in 2024" show, in aggregate form, the details of fixed remuneration and Short and Long-Term Incentives accrued in 2024.

FIXED REMUNERATION AND BENEFITS

In 2024, in the context of the annual remuneration revision process established for all executives, selective adjustments were made to fixed remuneration and benefits were assigned in line with the criteria set out in the Remuneration Policy.

STI PLAN 2025

In 2025 the annual and deferred portion of the 2025 STI Plan will be paid/awarded in relation to individual performance in 2024, for which final results were not yet available as of the date this Report was approved.

Table 2 of the chapter "Remuneration accrued in 2024" provides an estimate of the incentives, determined based on that established in the Policy with respect to individual target performance.

STI PLAN 2022 – VESTING OF THE DEFERRED PORTION

In 2024, the deferred portion awarded in 2022 accrued based on the final multiplier verified in the 2022-2024 performance period (197%), approved by the Board of Directors on March 18, 2025.

EQUITY-BASED LTI PLAN 2020-2022 - VESTING OF THE AWARD 2022

The incentives awarded in 2022, related to the 2020-2022 Equity-based Long-Term Incentive Plan, accrued in 2024. The actual number of shares to be granted will be determined after verification of the results which were not yet available as of the date of approval of this Report.

Table 3 of the chapter "Remuneration accrued in 2024" provides an estimate of the number of shares which may be grantable based on current progress in the results for the performance period in question.

2023-2025 LONG-TERM EQUITY-BASED INCENTIVE PLAN - 2024 AWARD

On October 24, 2024, the Board of Directors approved the 2024 award of the 2023-2025 Equity-based Long-Term Incentive Plan, approved by the Shareholders' Meeting of May 10, 2023 and granted delegated powers to the Chief Executive Officer and General Manager for the related implementation in favour of the Chief Operating Officers, the Other Managers with Strategic Responsibilities and the managerial resources critical for the business, according to the criteria established by the Plan.

SEVERANCE INDEMNITY FOR END-OF-OFFICE OR TERMINATION OF EMPLOYMENT

During 2024, no cases of consensual termination occurred for Chief Operating Officers or Managers with Strategic Responsibilities.

Additional disclosure on the implementation of Remuneration Policy for 2023

To complete the information published in Section II of the 2024 Report on Remuneration, this section reports the actual values of 2023 remuneration paid/granted in relation to the final verification of performances completed after the date of approval of the Report.

STI Plan 2024

Following final verification of individual performance in 2023, as carried out after the date of approval of the 2024 Remuneration Report, the following payments/awards occurred:

- Chief Operating Officer Natural Resources Guido Brusco was paid the annual portion of €680 thousand and awarded the deferred portion of €366 thousand;
- Chief Operating Officer Energy Evolution Giuseppe Ricci was paid the annual portion of €621 thousand and was awarded the deferred portion of €334 thousand;
- Other Managers with Strategic Responsibilities, were paid annual portions for a total amount of €7,719 thousand and were awarded deferred portions totalling €4,153 thousand.

Equity-based LTI Plan 2020-2022: granting of 2021 Award

In relation to the TSR parameter approved by the Board of Directors on March 13, 2024 and the results of the NPV parameter for proven reserves 2023 and the absolute parameters approved by the Board of Directors on June 20, 2024, the final multiplier for the 2021 award was 97%, as illustrated in the table below.

TABLE 26 – FINAL EQUITY-BASED LTI PLAN 2021 MULTIPLIER ACCRUED IN 2021-2023

Relative targets	% weight	Result 2021	Result 2022	Result 2023	Multiplier	Weighted multiplier
ΔTSR 3 year	25%		10°		0%	0%
NPV Proven Reserves	20%	5°	8°	8°	33%	7%
		100%	0%	0%		

Absolute targets	% weight	Target[a] Min.	Target[a] Max.	Result	Multiplier	Weighted multiplier
Free Cash Flow (billions of euros)	20%	24.39	26.54	26.52	179%	36%
Decarbonisation (tCO_2/kboe)	15%	20.7	19.2	20.1	135%	20%
Energy Transition (MW)	10%	2,480	3,083	2,925	160%	16%
Circular Economy (projects)	10%	1 prg.	3 prg.	3 prg.	180%	18%
			Final multiplier			97%

(a) Target possibly adjusted to neutralise external factors, applying the gap-analysis methodology approved by the Remuneration Committee

Final target results for absolute targets are determined using a process to neutralise the impact of external factors, for example the commodity price situation throughout the value chain (upstream and downstream), exchange rates (Euro/USD) and interest rates, as well as other occurrences which by their nature cannot be attributed to management performance, based on a methodological note periodically updated by the Remuneration Committee which, among other things, takes into account the regulatory framework and/or accounting standards for the main economic and financial metrics. The following are the main results for each objective:

Free Cash Flow (organic): exceeded the target thanks to the results seen by all business areas, in particular the GGP sector;

Decarbonisation (GHG emissions): in line with the target value;

Energy Transition (incremental installed renewable capacity): higher than the target, achieved through developing the project pipeline and selective portfolio operations;

Circular Economy (projects): higher than the target.

Chief Executive Officer and General Manager

The Chief Executive Officer and General Manager, in relation to the final multiplier determined (97%), in 2024 a total of 223,956 Eni shares were granted, with a taxable value at the time of the grant of €3,176 thousand.

Chief Operating Officers and Other Managers with Strategic Responsibilities

In relation to the verified final multiplier (97%), in 2024 the following grants were made:

- Chief Operating Officer Natural Resources (Guido Brusco): 17,217 Eni shares, with a taxable value of €244 thousand;
- Chief Operating Officer Energy Evolution (Giuseppe Ricci): 32,147 Eni shares, with a taxable value of €456 thousand;
- Other Managers with Strategic Responsibilities: 361,639 Eni shares total, with a taxable value at the time of the grant of €5,129 thousand.

REMUNERATION ACCRUED IN 2024

Table 1 – Remuneration accrued to Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities

In compliance with the provisions of the Issuers Regulation, the table below reports the remuneration accrued in 2024 by Directors, Statutory Auditors, the Chief Executive Officer and General Manager and other Chief Operating Officers, and, in aggregate form, Managers with Strategic Responsibilities. The remuneration received from subsidiaries and/or associates, except that waived or paid to the Company, are shown separately. All parties who filled these roles during the period are included, even if they only held office for a fraction of the year.

In particular:

- the column labelled "Fixed Remuneration" reports fixed remuneration and fixed salary from employment due for the year (on an accrual basis), gross of social security contributions and taxes to be paid by the employee, in relation to the period in which the office and/or position was held. Details of the compensation are provided in the notes, and any indemnities or payments with reference to the employment relationship are indicated separately;
- the column labelled "Remuneration for participation on Committees" reports (on an accrual basis) the compensation due to Directors for participation in Committees established by the Board, in relation to the period in which the office and/or position was held. In the notes, compensation for each Committee is indicated separately;
- the column labelled "Variable non-equity remuneration" under the item "Bonuses and other incentives" shows the incentives payable in the following year due to rights vested in the period, following the assessment and approval of related performance results by relevant corporate bodies, in accordance with that specified, in greater detail, in the table 2 "Monetary incentive plans for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities"; in the event of unavailability of the performance result at the date of approval of the Report, the table shows the estimate of the incentives accrued considering performance not yet verified at target level; item "Profit sharing" does not show any figures since no profit-sharing mechanisms are in place;
- the column labelled "Benefits in kind" reports (on an accrual and taxability basis) the value of any fringe benefits awarded;
- the column labelled "Other remuneration" reports (on an accrual basis) any other remuneration deriving from other services provided;
- the column labelled "Total" reports the sum of the amounts of all the previous items;
- the column labelled "Fair value of equity compensation" reports the relevant fair value for the year related to the existing stock option plans, estimated in accordance with the international accounting standards that allocate the related cost in the vesting period;
- the column labelled "Severance indemnity for end-of-office or termination of employment" reports indemnities accrued, even if not yet paid, for terminations that occurred during the financial year, or in relation to the end of term in office and/or employment.

TABLE 1 – REMUNERATION PAID TO DIRECTORS, STATUTORY AUDITORS, THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (AMOUNT IN THOUSANDS OF EUROS)

Name and surname	Notes	Position	Period for which the position was held	Expiration of office(*)	Fixed remuneration	Remuneration for participation in Committees	Variable non-equity remuneration: Bonuses and other incentives	Variable non-equity remuneration: Profit sharing	Non-monetary benefits	Other remuneration	Total	Fair value of equity-based remuneration	Severance indemnity for end-of-office or termination of employment
Board of Directors													
Giuseppe Zafarana	(1)	Chairman	01.01-12.31	2026	500(a)						500		
Claudio Descalzi	(2)	Chief Executive Officer and General Manager	01.01-12.31	2026	1,600(a)		4,231(c)		28(d)		5,859	2,381	
Raphael Louis L. Vermeir	(3)	Director	01.01-12.31	2026	80(a)	105(b)					185		
Elisa Baroncini	(4)	Director	01.01-12.31	2026	80(a)	65(b)					145		
Massimo Belcredi	(5)	Director	01.01-12.31	2026	80(a)	80(b)					160		
Roberto Ciciani	(6)	Director	01.01-12.31	2026	80(a)	35(b)					115		
Carolyn Adele Dittmeier	(7)	Director	01.01-12.31	2026	80(a)	90(b)					170		
Federica Seganti	(8)	Director	01.01-12.31	2026	80(a)	100(b)					180		
Cristina Sgubin	(9)	Director	01.01-12.31	2026	80(a)	85(b)					165		
Board of Statutory Auditors													
Rosalba Casiraghi	(10)	Chairwoman	01.01-12.31	2026	85(a)					65(e)	150		
Enrico Maria Bignami	(11)	Statutory Auditor	01.01-12.31	2026	75(a)					67(e)	142		
Marcella Caradonna	(12)	Statutory Auditor	01.01-12.31	2026	75(a)						75		
Giulio Palazzo	(13)	Statutory Auditor	01.01-12.31	2026	75(a)						75		
Andrea Parolini	(14)	Statutory Auditor	01.01-12.31	2026	75(a)						75		
Managers with Strategic Responsibilities(**)													
Guido Brusco	(15)	Chief Operating Officer Global Natural Resources	01.01-12.31		846(a)		1,135(c)		13(d)		1,994	329	
Giuseppe Ricci	(16)	Chief Operating Officer Energy Evolution	01.01-09.30		564(a)		1,305(c)		12(d)		1,881	374	
Francesco Gattei	(17)	Chief Operating Officer Chief Transition & Financial Officer	10.01-12.31		258(a)		1,483(c)		5(d)		1,746	395	
Other MSRs	(18)	*Remuneration in the company that prepares the Financial Statements*			12,241		14,898		403	90	27,632	4,285	
		Remuneration from subsidiaries and associates											
		Total			12,241(a)		14,898(c)		403(d)	90(e)	27,632	4,285	
					16,954	**560**	**23,052**		**461**	**222**	**41,249**	**7,764**	

(*) The office will expire with the Shareholders' Meeting called to approve the Financial Statements as at December 31, 2025.

(**) Executives who were permanent members of the Company's Management Committee during the year together with the Chief Executive Officer, or who reported directly to the CEO (twenty four executives).

1. **Giuseppe Zafarana - Chairman of the Board of Directors**
   (a) The amount includes: (i) the fixed remuneration set by the Shareholders' Meeting of May 10, 2023, equal to €90 thousand; (ii) the fixed remuneration for the delegated powers approved by the Board of Directors for the 2023-2026 term, equal to €410 thousand.
2. **Claudio Descalzi - Chief Executive Officer and General Manager**
   (a) The amount includes: (i) the fixed remuneration for the position of Chief Executive Officer for the 2020-2023 term equal to €600 thousand; (ii) the fixed remuneration for the position of General Manager set for the 2023-2026 term, equal to €1,000 thousand. To this amount is added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company's complementary agreements for an amount of €17.4 thousand.
   (b) The amount includes (i) the annual portion of the 2025 STI plan accrued in 2024, in the amount of €1,997 thousand, for Eni's performance achieved in 2024 and (ii) the deferred portion of the STI plan awarded in 2022, accrued in relation to the performance achieved in the 2022-2024 period, in the amount of €2,234 thousand.
   (c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use.
3. **Raphael Louis L. Vermeir - Director**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
   (b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €70 thousand for the Control and Risk Committee and €35 thousand for the Remuneration Committee.
4. **Elisa Baroncini - Director**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
   (b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €35 thousand for the Sustainability and Scenarios Committee and €30 thousand for the Appointments Committee.
5. **Massimo Belcredi - Director**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
   (b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €50 thousand for the Remuneration Committee and €30 thousand for the Appointments Committee.
6. **Roberto Ciciani - Director**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
   (b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €35 thousand for the Sustainability and Scenarios Committee.
7. **Carolyn Adele Dittmeier - Director**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
   (b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €50 thousand for the Control and Risk Committee and €40 thousand for the Appointments Committee.
8. **Federica Seganti - Director**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
   (b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €50 thousand for the Control and Risk Committee and €50 thousand for the Sustainability and Scenarios Committee.
9. **Cristina Sgubin - Director**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
   (b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €50 thousand for the Control and Risk Committee and €35 thousand for the Remuneration Committee.
10. **Rosalba Casiraghi - Chairwoman of the Board of Statutory Auditors**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
   (b) The amount corresponds to the remuneration for serving on the Supervisory Body.
11. **Enrico Maria Bignami - Statutory Auditor**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
   (b) The amount corresponds to the remuneration for the positions held on the boards of statutory auditors of subsidiaries or associates and, in particular: €45 thousand at Eni Mediterranea Idrocarburi SpA; €22.2 thousand at ENIBIOCH4IN SpA.
12. **Marcella Caradonna - Statutory Auditor**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
13. **Giulio Palazzo - Statutory Auditor**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
14. **Andrea Parolini - Statutory Auditor**
   (a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
15. **Guido Brusco - Chief Operating Officer Global Natural Resources**
   (a) The amount corresponds to Gross Annual Salary. To this amount is added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company's complementary agreements for an amount of €15.8 thousand.
   (b) The amount includes (i) the annual portion of the 2025 STI Plan accrued in 2024, in the amount of €621 thousand, based on the assumption of individual performance at target in 2024 (given the unavailability of verified performance data at the date of approval of the Report) and (ii) the deferred portion of the STI Plan awarded in 2022, accrued in relation to performance achieved in the 2022-2024 period, for a total amount of €414 thousand.
   (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office.
16. **Giuseppe Ricci - Chief Operating Officer Energy Evolution**
   (a) The amount corresponds to Gross Annual Salary pro-rata for the period during which the position of Chief Operating Officer was held. To this amount is added the indemnities due for transfers over the same period, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company's complementary agreements for an amount of €4.9 thousand.
   (b) The amount includes (i) the annual portion of the 2025 STI Plan accrued in 2024, in the amount of €556 thousand, based on the assumption of individual performance at target in 2024 (given the unavailability of verified performance data at the date of approval of the Report) and (ii) the deferred portion of the STI Plan awarded in 2022, accrued in relation to performance achieved in the 2022-2024 period, for a total amount of €599 thousand.
   (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office.
17. **Francesco Gattei - Chief Operating Officer, Chief Transition & Financial Officer**
   (a) The amount corresponds to Gross Annual Salary pro-rata for the period during which the position of Chief Operating Officer was held. To this amount is added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company's complementary agreements for an amount of €1.4 thousand.
   (b) The amount includes (i) the annual portion of the 2025 STI Plan accrued in 2024, in the amount of €636 thousand, based on the assumption of individual performance at target in 2024 (given the unavailability of verified performance data at the date of approval of the Report) and (ii) the deferred portion of the STI Plan awarded in 2022, accrued in relation to performance achieved in the 2022-2024 period, for a total amount of €597 thousand.
   (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office.
18. **Other Managers with Strategic Responsibilities**
   (a) The amount corresponds to total Gross Annual Salary. The amount is supplemented by the indemnities owed for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement and with the Company's additional agreements, as well as other indemnities related to employment for a total of €171 thousand.
   (b) The amount includes (i) the annual portions of the 2025 STI Plan accrued in 2024, for a total amount of €6,989 thousand, based on the assumption of individual performance at target in 2024 (given the unavailability of verified performance data at the date of approval of the Report) and (ii) the deferred portions of the STI Plan awarded in 2022, accrued in relation to performance achieved in the 2022-2024 vesting period, for an amount of €6,359 thousand.
   (c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use.
   (d) Amounts due to for the positions held by Managers with strategic responsibilities in the Company's Supervisory Body and for the Manager responsible for the preparation of the Company's financial statements (FRC).

Table 2 – Monetary incentive plans for the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities

The table below reports the variable monetary incentives, both short and long-term, envisaged for the Chief Executive Officer and General Manager, the Chief Operating Officers and, at an aggregate level, Other Managers with Strategic Responsibilities (including all individuals who filled these roles during the period, even if for only a fraction of the year).

The column labelled "Bonus for the year" details:
- under the item "payable" the short-term variable incentive accrued during the year based on the final verification of the performance carried out by the competent corporate bodies with reference to the objectives defined for the financial year; in the event of unavailability of the performance result at the date of approval of the Report, the table shows an estimate of the incentive accrued considering performance not yet verified at target level;
- under the item "deferred," the amount of the base incentive award awarded during the year;
- under the item "deferral period," the duration of the vesting period for the deferred incentive awards awarded in the year.

The column labelled "Bonus for previous years details":
- under the item "no longer payable," the long-term incentive awards no longer payable in relation to verified performance conditions for the vesting period or incentives that expired due to events relating to employment relationships as envisaged in the Plan Rules;
- under the item "payable," the deferred incentive accrued in the year, on the basis of verification of the performance conditions for the vesting period, or the incentive amounts earned due to events relating to employment relationships as envisaged in the Plan regulations;
- under the item "still deferred," incentives assigned in previous years that have not yet vested.

The column labelled "Other Bonuses" details incentives earned on a one-off extraordinary basis related to the achievement of particularly important results or projects during the year.

The total of the amounts under the item "payable" in the columns "Bonus for the year", "Bonus for previous years" and "Other Bonuses" is the same as that indicated in the "Bonuses and other incentives" column in table 1.

TABLE 2 – MONETARY INCENTIVE PLANS FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (AMOUNTS IN EURO THOUSANDS)

			Bonus for the year			Bonus for previous years			
Name and surname	Position	Plan	payable/ paid	deferred	deferral period	no longer payable	payable/ paid	still deferred	Other bonuses
Claudio Descalzi	Chief Executive Officer and General Manager	2025 Short-Term Incentive Plan - Portion paid BoD of March 18, 2025[a]	1,997						
		2025 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2025		1,075	3 years				
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024						1,176	
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023						1,109	
		2022 Short-Term Incentive Plan - Portion deferred BoD of March 17, 2022					2,234		
Total			**1,997**	**1,075**			**2,234**	**2,285**	
Guido Brusco	Chief Operating Officer Global Natural Resources	2025 Short-Term Incentive Plan - Portion paid BoD of March 18, 2025	721[a]						
		2025 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2025		334[b]	3 years				
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024						366	
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023						330	
		2022 Short-Term Incentive Plan - Portion deferred BoD of March 17, 2022					414		
Total			**721**	**334**			**414**	**696**	
Giuseppe Ricci	Chief Operating Officer Energy Evolution until 01.10.2024	2025 Short-Term Incentive Plan - Portion paid BoD of March 18, 2025	706[a]						
		2025 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2025		300[b]	3 years				
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024						334	
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023						338	
		2022 Short-Term Incentive Plan - Portion deferred BoD of March 17, 2022					599		
Total			**706**	**300**			**599**	**672**	
Francesco Gattei	Chief Operating Officer Chief Transition & Financial Officer since 01.10.2024	2025 Short-Term Incentive Plan - Portion paid BoD of March 18, 2025	886[a]						
		2025 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2025		342[b]	3 years				
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024						399	
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023						363	
		2022 Short-Term Incentive Plan - Portion deferred BoD of March 17, 2022					597		
Total			**886**	**342**			**597**	**762**	
Other Managers with Strategic Responsibilities[c]		2025 Short-Term Incentive Plan - Portion paid BoD of March 18, 2025	8,539[a]						
		2025 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2025		3,761[b]	3 years				
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024						3,886	
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023						3,443	
		2022 Short-Term Incentive Plan - Portion deferred BoD of March 17, 2022					6,359		
Total			**8,539**	**3,761**			**6,359**	**7,329**	
			12,849	**5,812**			**10,203**	**11,744**	

(a) Annual portion of the 2025 STI Plan accrued in 2024, based on the assumption of 2024 individual performance at target level (given the unavailability of verified performance data at the date of approval of the Report).
(b) Deferred portion of the 2025 STI Plan accrued in 2024, based on the assumption of 2024 individual performance at target level (given the unavailability of verified performance data at the date of approval of the Report).
(c) Other Executives who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers and who reported directly to the CEO (twenty four).

Table 3 – Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities

The table below shows, for the Long-Term Equity-based Incentive Plan, the shares awarded to the Chief Executive Officer and General Manager and Chief Operating Officers, and the aggregate numbers awarded/grantable to the Other Managers with Strategic Responsibilities (including all individuals who covered such positions for any period of time during the year).

In particular:

- the column "Financial instruments awarded in previous years and not vested during the year" shows the type, number and vesting period of any financial instruments awarded in previous years and not yet vested;
- the column "Financial instruments awarded during the year" shows the type, number, total fair value, vesting period, award date, and market price on that date for financial instruments awarded during the year;
- the column "Financial instruments vested during the year and not assigned" shows the type and number of any financial instruments awarded and no longer grantable based on verification of performance during the vesting period, or of any financial instruments awarded and not assignable due to termination of employment as governed by the rules of the plans;
- the column "Financial instruments vested during the year and grantable" shows the type, number and value on the vesting date of any financial instruments awarded and vested during the year and grantable based on the verification of performance during the vesting period, or of the amounts provided for with regard to events concerning the employment relationship governed by the Plan Rules; in case of unavailability of the performance result at the date of approval of the Report, the table shows the estimate of the number of shares grantable in relation to the performances already verified and to hypotheses of target level for the performances not yet available at the date of publication of the Report;
- the column "Financial instruments for the year" shows the fair value of the financial instruments awarded and still in existence solely for the portion pertaining to the year, which is also shown in table 1 in the column "Fair value of equity-based remuneration".

TABLE 3 – INCENTIVE PLANS BASED ON FINANCIAL INSTRUMENTS, OTHER THAN STOCK OPTIONS, FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES

			Financial instruments awarded in previous years and not vested during the year		Financial instruments awarded during the yea					Financial instruments vested during the year and not granted	Financial instruments vested during the year and granted		Financial instruments for the year
Name and surname	Position	Plan	Number of Eni shares	Vesting period	Number of Eni shares	Fair value at award date (thousands of euros)	Vesting period	Award date	Market price on award date (euro)	Number of Eni shares	Number of Eni shares	Value at date of vesting	Fair value (thousands of euros)
Claudio Descalzi	Chief Executive Officer and General Manager	2024 Equity-based Long-Term Incentive Plan BoD October 24, 2024			168,719	2,146	3 years	October, 24 2024	14.226				60
		2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023	173,109	3 years									815
		2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022								60,969	142,261[a]		797
Total					**168,719**	**2,146**				**60,969**			**1,672**
Managers with strategic responsibilities													
Guido Brusco	Chief Operating Officer Natural Resources	2024 Equity-based Long-Term Incentive Plan BoD October 24, 2024			30,967	352	3 years	November 30, 2024	13.406				10
		2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023	29,248	3 years									130
		2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022								9,285	21,665[a]		137
Total					**30,967**	**352**				**9,285**			**277**
Giuseppe Ricci	Chief Operating Officer Energy Evolution until 01.10.2024	2024 Equity-based Long-Term Incentive Plan BoD October 24, 2024			27,733	315	3 years	November 30, 2024	13.406				9
		2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023	28,455	3 years									126
		2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022								9,514	22,198[a]		140
Total					**27,733**	**315**				**9,514**			**275**
Francesco Gattei	Chief Operating Officer Chief Transition & Financial Officer since 01.10.2024	2024 Equity-based Long-Term Incentive Plan BoD October 24, 2024			31,705	360	3 years	November 30, 2024	13.406				10
		2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023	31,628	3 years									141
		2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022								10,124	23,622[a]		149
Total					**31,705**	**360**				**10,124**			**300**
Other Managers with strategic responsibilities[b]		2024 Equity-based Long-Term Incentive Plan BoD October 24, 2024			363,451	4,131	3 years	November 30, 2024	13.406				115
		2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023	352,568	3 years									1,567
		2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022								105,171	245,400[a]		1,549
Total Managers with Strategic Responsibilities					**363,451**	**4,131**				**105,171**			**3,231**
Total Managers with Strategic Responsibilities (with GM)					**453,856**	**5,158**				**134,093**			**4,083**
Grand total					**622,575**	**7,304**				**195,062**			**5,755**

(a) Number of shares that can be granted, estimated based on progress in results during the reference performance period, as the final figures for performance were not available on the date the Report was approved.
(b) Executives who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers, or who reported directly to the CEO (twenty-four executives).

SHAREHOLDINGS HELD

The table below reports, under article 84-quater, fourth paragraph, of the Consob Issuers Regulation, the shareholdings in Eni SpA and its subsidiaries that are held by Directors, Statutory Auditors and Other Managers with Strategic Responsibilities, as well as by their spouses from whom they are not legally separated, and their children under eighteen years of age, directly or through subsidiaries, trust companies, or intermediaries, as recorded in the register of shareholders, communications received and other information sources. The table includes all parties who meet this description for all or part of the reporting period.

The number of shares (all "ordinary") is indicated, for each company held, by name, for Directors, Statutory Auditors and, at an aggregate level, for the Other Managers with Strategic Responsibilities. The individuals indicated hold title to the shareholdings.

TABLE 4 – SHAREHOLDINGS HELD BY DIRECTORS, STATUTORY AUDITORS, THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (2024)

Name and surname	Position	Affiliated Company	Number of shares held at 12.31.2023	Number of shares acquired[a]	Number of shares sold[b]	Number of shares held at 12.31.2024
Board of Directors						
Claudio Descalzi	Chief Executive Officer	Eni SpA	426,272	223,956	97,991	552,237
Chief Operating Officers						
Guido Brusco	COO GNR	Eni SpA	20,327	17,217	7,534	30,010
Francesco Gattei	COO CT&FO	Eni SpA	46,430	34,121	13,617	66,934
Giuseppe Ricci	COO EE	Eni SpA	50,240	32,147	14,066	68,321
Other Managers with Strategic Responsibilities[c]		Eni SpA	579,230	361,974	149,368	791,836

(a) Including the assignment of shares of the 2021 award of the LTI Share Plan, vested in 2021-2023.
(b) Including the portion of shares sold for tax compliance related to the assignment of the 2021 award of the LTI Share Plan.
(c) Other Executives who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers or who reported directly to the CEO (twenty-four executives, all of which with shareholdings in Eni SpA).

ANNEX UNDER ARTICLE 84-BIS OF CONSOB ISSUER REGULATION - 2024 IMPLEMENTATION OF THE LONG-TERM INCENTIVE PLAN (LTI) 2023-2025

With reference to the 2023-2025 Long-Term Equity-based Incentive Plan approved by the ordinary Shareholders' Meeting on May 10, 2023, subject to the conditions and purposes set out in the Information Document available on the website, the following table shows details of 2024 Plan award, in accordance with art. 84-bis (Annex 3A, schedule 7) of the CONSOB Issuer Regulation.

TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999 (REMUNERATION PLANS BASED ON FINANCIAL INSTRUMENTS)

		FRAME 1 FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting						
Name an surname or category	Position (to be specified only for individuals listed by name)	Date of shareholders' resolution	Type of financial instruments	Number of financial instruments	Award date	Purchase price of the instruments	Market price at the time of award (euro)	Vesting period
Claudio Descalzi	CEO Eni SpA	May 12, 2024	Eni shares	168,719[a]	24/10/24	n.a.	14.226	3 years
Luca Alburno	CEO Raffineria Di Gela SpA	May 12, 2024	Eni shares	2,655	30/11/24	n.a.	13.406	3 years
Adriano Alfani	CEO Versalis SpA	May 12, 2024	Eni shares	22,847	30/11/24	n.a.	13.406	3 years
Clara Andreoletti	Chairwoman & CEO - Eni Next LLC	May 12, 2024	Eni shares	2,435	30/11/24	n.a.	13.406	3 years
Mirko Araldi	General Manager Eni North Africa BV	May 12, 2024	Eni shares	3,417	30/11/24	n.a.	13.406	3 years
Andrea Balanzoni	Managing Director Versalis Singapore Pte. Ltd	May 12, 2024	Eni shares	2,698	30/11/24	n.a.	13.406	3 years
Stefano Ballista	CEO Enilive SpA	May 12, 2024	Eni shares	15,150	30/11/24	n.a.	13.406	3 years
Andrea Barberi	Directeur Général Eni Congo SA	May 12, 2024	Eni shares	1,828	30/11/24	n.a.	13.406	3 years
Catia Bastioli	Chairwoman and CEO Novamont SpA	May 12, 2024	Eni shares	6,496	30/11/24	n.a.	13.406	3 years
Marco Vittorio Bollini	Managing Director Eni International BV	May 12, 2024	Eni shares	7,135	30/11/24	n.a.	13.406	3 years
Fabrizio Bolondi	Managing Director Nigerian Agip Exploration Nigerian Agip Exploration Ltd	May 12, 2024	Eni shares	2,654	30/11/24	n.a.	13.406	3 years
Alberto Mario Bonettini	Managing Director Eni International Resources Limited	May 12, 2024	Eni shares	5,990	30/11/24	n.a.	13.406	3 years
Marica Calabrese	Managing Director & General Manager Eni Rovuma Basin BV	May 12, 2024	Eni shares	2,126	30/11/24	n.a.	13.406	3 years
Davide Calabro'	Chairman and CEO Enilive Iberia SLU	May 12, 2024	Eni shares	6,329	30/11/24	n.a.	13.406	3 years
Francesco Caria	CEO Seacorridor Srl	May 12, 2024	Eni shares	3,884	30/11/24	n.a.	13.406	3 years
Paolo Carnevale	Managing Director Eni Abu Dhabi Refining & Trading BV	May 12, 2024	Eni shares	3,480	30/11/24	n.a.	13.406	3 years
Antonio Colino Martinez	Managing Director Eni Plenitude Iberia SLU	May 12, 2024	Eni shares	3,121	30/11/24	n.a.	13.406	3 years
Giordano Crema	General Manager & Managing Director Petrobel Belayim Petroleum Co	May 12, 2024	Eni shares	1,966	30/11/24	n.a.	13.406	3 years
Roberto Daniele	Managing Director Eni Muara Bakau BV	May 12, 2024	Eni shares	4,429	30/11/24	n.a.	13.406	3 years
Luca De Caro	Chairman and CEO Enimed SpA	May 12, 2024	Eni shares	2,654	30/11/24	n.a.	13.406	3 years
Paolo De Juliis	Chairman and CEO Enilive Suisse SA	May 12, 2024	Eni shares	2,285	30/11/24	n.a.	13.406	3 years
Antonio De Roma	CEO Eni BIOCH4IN SpA	May 12, 2024	Eni shares	2,708	30/11/24	n.a.	13.406	3 years
Luca Faccenda	Managing Director Eni Cote D'Ivoire Limited	May 12, 2024	Eni shares	1,518	30/11/24	n.a.	13.406	3 years
Diarmuid Padraig Flanagan	Managing Director Eni Venezuela BV	May 12, 2024	Eni shares	2,240	30/11/24	n.a.	13.406	3 years
Giorgio Fontana	CEO Plenitude Energy Services SpA	May 12, 2024	Eni shares	2,797	30/11/24	n.a.	13.406	3 years
Alessandro Gaeta	CEO Enipower SpA	May 12, 2024	Eni shares	4,471	30/11/24	n.a.	13.406	3 years

(a) Number of shares awarded with resolution of the Board of Directors of October 24, 2024.

TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999 (REMUNERATION PLANS BASED ON FINANCIAL INSTRUMENTS)

		FRAME 1						
		FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS						
		Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting						
Name an surname or category	Position (to be specified only for individuals listed by name)	Date of shareholders' resolution	Type of financial instruments	Number of financial instruments	Award date	Purchase price of the instruments	Market price at the time of award (euro)	Vesting period
Francesco Gasparri	General Manager Ieoc Production BV	May 12, 2024	Eni shares	2,342	30/11/24	n.a.	13.406	3 years
Alessandro Gelmetti	Managing Director Eni Cyprus Limited	May 12, 2024	Eni shares	2,337	30/11/24	n.a.	13.406	3 years
Manfredi Giusto	Managing Director Eni Ccus Holding Limited	May 12, 2024	Eni shares	4,914	30/11/24	n.a.	13.406	3 years
Stefano Goberti	CEO Eni Plenitude SpA	May 12, 2024	Eni shares	24,640	30/11/24	n.a.	13.406	3 years
Paolo Grossi	CEO Eni Rewind SpA	May 12, 2024	Eni shares	10,896	30/11/24	n.a.	13.406	3 years
Giovanni Grugni	Chief Executive Officer Eni Energy Group Holdings Limited	May 12, 2024	Eni shares	2,601	30/11/24	n.a.	13.406	3 years
Giorgio Guid	Managing Director Eni México, S.de R.L. de C.V.	May 12, 2024	Eni shares	3,137	30/11/24	n.a.	13.406	3 years
Seger Willem Arie Hoijtink	Chairman & Managing Director Agip Karachaganak BV	May 12, 2024	Eni shares	6,643	30/11/24	n.a.	13.406	3 years
Massimo Maria Insulla	President & CEO Eni Us Operating Co. Inc	May 12, 2024	Eni shares	3,480	30/11/24	n.a.	13.406	3 years
Maurizio Limiti	Managing Director Eni Espana Comercializadora De Gas SAU	May 12, 2024	Eni shares	1,870	30/11/24	n.a.	13.406	3 years
Giuseppe Lo Faso	Managing Director Versalis Deutschland Gmbh	May 12, 2024	Eni shares	1,633	30/11/24	n.a.	13.406	3 years
Sergio Francantonio Lombardini	Chairman & Managing Director Versalis International SA	May 12, 2024	Eni shares	5,515	30/11/24	n.a.	13.406	3 years
Eugenio Lopomo	General Manager Cardón IV SA	May 12, 2024	Eni shares	2,654	30/11/24	n.a.	13.406	3 years
Giuseppe Macchia	CEO AGI Agenzia Giornalistica Italia SpA	May 12, 2024	Eni shares	3,944	30/11/24	n.a.	13.406	3 years
Alberto Manzati	CEO Eniprogetti SpA	May 12, 2024	Eni shares	2,183	30/11/24	n.a.	13.406	3 years
Maurizio Maugeri	CEO Eni Trade & Biofuels SpA	May 12, 2024	Eni shares	3,182	30/11/24	n.a.	13.406	3 years
Adriano Mongini	Chief Executive Officer Azule Energy Angola BV	May 12, 2024	Eni shares	8,475	30/11/24	n.a.	13.406	3 years
Giuseppe Moscato	Managing Director Eni Maroc BV	May 12, 2024	Eni shares	4,042	30/11/24	n.a.	13.406	3 years
Alberto Navarretta	President & CEO Eni Trading&Shipping Inc	May 12, 2024	Eni shares	5,833	30/11/24	n.a.	13.406	3 years
Alfonso Pagano	General Manager Coral FLNG SA	May 12, 2024	Eni shares	2,415	30/11/24	n.a.	13.406	3 years
Denis Palermo	Managing Director Eni Australia Limited	May 12, 2024	Eni shares	2,418	30/11/24	n.a.	13.406	3 years
Remo Pasquali	Chairman and CEO Eni Sustainable Mobility US Inc.	May 12, 2024	Eni shares	4,715	30/11/24	n.a.	13.406	3 years
Andrea Percivalle	Chairman and CEO Enimoov SpA	May 12, 2024	Eni shares	6,012	30/11/24	n.a.	13.406	3 years
Marco Petracchini	Chairman Enilive SpA	May 12, 2024	Eni shares	10,088	30/11/24	n.a.	13.406	3 years
Biagio Pietraroia	Managing Director Eni Oman Bv	May 12, 2024	Eni shares	2,654	30/11/24	n.a.	13.406	3 years
Luciano Piferi	CEO Eni Deutschland GmbH	May 12, 2024	Eni shares	2,830	30/11/24	n.a.	13.406	3 years
Maurizio Pinna	Managing Director Eni Ghana Exploration And Production Limited	May 12, 2024	Eni shares	1,895	30/11/24	n.a.	13.406	3 years
Diego Portoghese	Managing Director Eni Abu Dhabi BV	May 12, 2024	Eni shares	4,024	30/11/24	n.a.	13.406	3 years
Silva Rappini	CEO Eni Corporate University SpA	May 12, 2024	Eni shares	4,176	30/11/24	n.a.	13.406	3 years
Federico Rey	Managing Director Banque Eni SA	May 12, 2024	Eni shares	3,553	30/11/24	n.a.	13.406	3 years
Stefano Rovelli	Managing Director Liverpool Bay CCS Limited	May 12, 2024	Eni shares	2,979	30/11/24	n.a.	13.406	3 years
Giancarlo Ruiu	Managing Director North Caspian Operating Company NV	May 12, 2024	Eni shares	3,902	30/11/24	n.a.	13.406	3 years
Giovanni Sabatini	CEO Enilive Benelux BV	May 12, 2024	Eni shares	2,216	30/11/24	n.a.	13.406	3 years

TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999 (REMUNERATION PLANS BASED ON FINANCIAL INSTRUMENTS)

		FRAME 1						
		FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS						
		Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting						
Name an surname or category	Position (to be specified only for individuals listed by name)	Date of shareholders' resolution	Type of financial instruments	Number of financial instruments	Award date	Purchase price of the instruments	Market price at the time of award (euro)	Vesting period
Giacomo Benedetto Silvestri	Chairman Eniverse Ventures Srl	May 12, 2024	Eni shares	5,736	30/11/24	n.a.	13.406	3 years
Fulvio Siotto	Managing Director Gas Supply Company Thessaloniki-Thessalia SA	May 12, 2024	Eni shares	3,884	30/11/24	n.a.	13.406	3 years
Ferruccio Taverna	General Manager DLNG Service SAE	May 12, 2024	Eni shares	2,320	30/11/24	n.a.	13.406	3 years
Enrico Trovato	Managing Director Eni Iraq BV	May 12, 2024	Eni shares	2,039	30/11/24	n.a.	13.406	3 years
Giorgio Tuccio	Chairman Versalis France SAS	May 12, 2024	Eni shares	3,269	30/11/24	n.a.	13.406	3 years
Tamás Varga	Chairman & Managing Director Dunastyr Polisztirolgyártó Zártkoruen Mukodo Részvénytársaság	May 12, 2024	Eni shares	1,660	30/11/24	n.a.	13.406	3 years
Maurizio Vecchiola	Chairman and CEO Finproject SpA	May 12, 2024	Eni shares	6,327	30/11/24	n.a.	13.406	3 years
Giorgio Vicini	Directeur Général Eni Algeria Production BV	May 12, 2024	Eni shares	2,678	30/11/24	n.a.	13.406	3 years
Ledvin Zardini	CEO Eniservizi SpA	May 12, 2024	Eni shares	2,892	30/11/24	n.a.	13.406	3 years
Other Eni Managers with Strategic Responsibilities(b)	21 managers	May 12, 2024	Eni shares	370,235	30/11/24	n.a.	13.406	3 years
Other managers	311 managers	May 12, 2024	Eni shares	1,048,538	30/11/24	n.a.	13.406	3 years

(b) Other Executives who, at time of award and together with the Chief Executive Officer and Chief Operating Officers, were permanent members of the Company's Management Committee or reported directly to the CEO.

Annex: list of charts and tables

LIST OF CHARTS

LIST OF TABLES

LIST OF CONSOB TABLES

Eni SpA

Headquarters
Piazzale Enrico Mattei, 1 - Rome - Italy
Capital Stock as of December 31, 2024: € 4,005,358,876.00 fully paid
Tax identification number 00484960588

Branches
Via Emilia, 1 - San Donato Milanese (Milan) - Italy
Piazza Ezio Vanoni, 1 - San Donato Milanese (Milan) - Italy

Contacts
eni.com
+39-0659821
800940924
segreteriasocietaria.azionisti@eni.com

Investor Relations
Piazza Ezio Vanoni, 1 - 20097 San Donato Milanese (Milan)
Tel. +39-0252051651 - Fax +39-0252031929
e-mail: investor.relations@eni.com

Layout and supervision
K-Change - Rome